Exhibit 4.1
Execution Version

COMPASS, INC., EACH OF THE GUARANTORS FROM TIME TO TIME PARTY HERETO and WILMINGTON TRUST, NATIONAL ASSOCIATION as Trustee INDENTURE Dated as of January 9, 2026 0.25% Convertible Senior Notes due 2031

Page
Section 1.01 Definitions.    1
Section 1.02 Other Definitions.    14
Section 1.03 Rules of Construction.    15
ARTICLE 2. THE NOTES    16
Section 2.01 Form, Dating and Denominations.    16
Section 2.02 Execution, Authentication and Delivery.    16
Section 2.03 Initial Notes and Additional Notes.    17
Section 2.04 Method of Payment.    18
Section 2.05 Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.    18
Section 2.06 Registrar, Paying Agent and Conversion Agent.    20
Section 2.07 Paying Agent and Conversion Agent to Hold Property in Trust.    20
Section 2.08 Holder Lists.    21
Section 2.09 Legends.    21
Section 2.10 Transfers and Exchanges; Certain Transfer Restrictions.    22
Section 2.11 Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.    27
Section 2.12 Removal of Transfer Restrictions.    28
Section 2.13 Replacement Notes.    28
Section 2.14 Registered Holders; Certain Rights with Respect to Global Notes.    29
Section 2.15 Cancellation.    29
Section 2.16 Notes Held by the Company or its Affiliates.    29
Section 2.17 Temporary Notes.    29
Section 2.18 Outstanding Notes.    30
Section 2.19 Repurchases by the Company.    30
Section 2.20 CUSIP and ISIN Numbers.    31
ARTICLE 3. COVENANTS    31
Section 3.01 Payment on Notes.    31
Section 3.02 Exchange Act Reports.    31
Section 3.03 Rule 144A Information.    32

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Section 3.04 Additional Interest.    32
Section 3.05 Compliance and Default Certificates.    34
Section 3.06 Stay, Extension and Usury Laws.    34
Section 3.07 Acquisition of Notes by the Company and its Affiliates.    34
ARTICLE 4. REPURCHASE AND REDEMPTION    34
Section 4.01 No Sinking Fund.    35
Section 4.02 Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.    35
Section 4.03 Right of the Company to Redeem the Notes.    39
ARTICLE 5. THE CONVERSION OF NOTES    43
Section 5.01 Right to Convert.    43
Section 5.02 Conversion Procedures.    47
Section 5.03 Settlement Upon Conversion.    48
Section 5.04 Reserve and Status of Class A Common Stock Issued Upon Conversion.    52
Section 5.05 Adjustments to the Conversion Rate.    53
Section 5.06 Voluntary Adjustments.    63
Section 5.07 Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.    64
Section 5.08 Exchange in Lieu of Conversion.    65
Section 5.09 Effect of Class A Common Stock Change Event.    66
ARTICLE 6. SUCCESSORS    68
Section 6.01 When the Company May Merge, Etc.    68
Section 6.02 Issuer Successor Entity Substituted.    68
Section 6.03 Exclusion for Asset Transfers with Wholly Owned Subsidiaries.    68
Section 6.04 When a Guarantor May Merge, Etc.    69
Section 6.05 Guarantor Successor Entity Substituted.    69
Section 6.06    Exclusion for Merger, Etc., with Another Guarantor or the Company.    70
ARTICLE 7. DEFAULTS AND REMEDIES    70
Section 7.01 Events of Default.    70

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Section 7.02 Acceleration.    72
Section 7.03 Sole Remedy for a Failure to Report.    73
Section 7.04 Other Remedies.    74
Section 7.05 Waiver of Past Defaults.    74
Section 7.06 Cure of Defaults; Ability to Cure or Waive Before Event of Default Occurs.    74
Section 7.07 Control by Majority.    75
Section 7.08 Limitation on Suits.    75
Section 7.09 Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.    76
Section 7.10 Collection Suit by Trustee.    76
Section 7.11 Trustee May File Proofs of Claim.    76
Section 7.12 Priorities.    77
Section 7.13 Undertaking for Costs.    77
ARTICLE 8. AMENDMENTS, SUPPLEMENTS AND WAIVERS    77
Section 8.01 Without the Consent of Holders.    77
Section 8.02 With the Consent of Holders.    79
Section 8.03 Notice of Amendments, Supplements and Waivers.    79
Section 8.04 Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.    80
Section 8.05 Notations and Exchanges.    80
Section 8.06 Trustee to Execute Supplemental Indentures.    81
ARTICLE 9. SATISFACTION AND DISCHARGE    81
Section 9.01 Termination of Company’s Obligations.    81
Section 9.02 Repayment to Company.    82
Section 9.03 Reinstatement.    82
ARTICLE 10. TRUSTEE    82
Section 10.01 Duties of the Trustee.    82
Section 10.02 Rights of the Trustee.    83
Section 10.03 Individual Rights of the Trustee.    84
Section 10.04 Trustee’s Disclaimer.    84

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Section 10.05 Notice of Defaults.    85
Section 10.06 Compensation and Indemnity.    85
Section 10.07 Replacement of the Trustee.    86
Section 10.08 Successor Trustee by Merger, Etc.    87
Section 10.09 Eligibility; Disqualification.    87
ARTICLE 11. GUARANTEES    87
Section 11.01 Guarantees.    87
Section 11.02 Severability.    89
Section 11.03 Subsequent Guarantors.    89
Section 11.04 Limitation of Guarantors’ Liability.    90
Section 11.05 Contribution.    90
Section 11.06 Subrogation.    90
Section 11.07 Reinstatement.    91
Section 11.08 Release of a Guarantor; Termination with Respect to a Note Upon Conversion.    91
Section 11.09 Benefits Acknowledged.    91
ARTICLE 12. MISCELLANEOUS    91
Section 12.01 Notices.    92
Section 12.02 Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.    93
Section 12.03 Statements Required in Officer’s Certificate and Opinion of Counsel.    94
Section 12.04 Rules by the Trustee, the Registrar, the Paying Agent and the Conversion Agent.    94
Section 12.05 No Personal Liability of Directors, Officers, Employees and Stockholders.    94
Section 12.06 Governing Law; Waiver of Jury Trial.    94
Section 12.07 Submission to Jurisdiction.    95
Section 12.08 No Adverse Interpretation of Other Agreements.    95
Section 12.09 Successors.    95
Section 12.10 Force Majeure.    95

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Section 12.11 U.S.A. PATRIOT Act.    95
Section 12.12 Calculations.    96
Section 12.13 Severability.    96
Section 12.14 Counterparts.    96
Section 12.15 Table of Contents, Headings, Etc.    96
Section 12.16 Withholding Taxes.    96
Exhibits

Exhibit A: Form of Note	A-1
Exhibit B-1: Form of Restricted Note Legend	B1-1
Exhibit B-2: Form of Global Note Legend	B2-1
Exhibit B-3: Form of Non-Affiliate Legend	B3-1
Exhibit C: Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors	C-1

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INDENTURE, dated as of January 9, 2026, by and among Compass, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantors (as defined herein) party hereto and Wilmington Trust, National Association, as trustee (the “Trustee”).
Each party to this Indenture (as defined below) agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company’s 0.25% Convertible Senior Notes due 2031 (the “Notes”).
Article 1.DEFINITIONS; RULES OF CONSTRUCTION
Section 1.01Definitions.
“Additional Interest” means any interest that accrues on any Note pursuant to Section 3.04.
“Affiliate” has the meaning set forth in Rule 144 as in effect on the Issue Date.
“Anywhere Notes” means the 5.750% Senior Notes due 2029 issued by Anywhere Real Estate Group LLC under that certain Indenture, dated as of January 11, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), the 5.250% Senior Notes due 2030 issued by Anywhere Real Estate Group LLC under that certain Indenture, dated as of January 10, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), the 7.000% Senior Secured Second Lien Notes due 2030 issued by Anywhere Real Estate Group LLC under that certain Indenture, dated as of August 24, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), the 9.750% Senior Secured Second Lien Notes due 2030 issued by Anywhere Real Estate Group LLC under that certain Indenture, dated as of June 26, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) and the 0.25% Exchangeable Senior Notes due 2026 issued by Anywhere Real Estate Group LLC under that certain Indenture, dated as of June 2, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), in each case as any of the foregoing may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, and any Capital Markets Indebtedness that extends, replaces, refinances, renews or defeases any Anywhere Notes.
“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.
“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.
“Bid Solicitation Agent” means the Person who is required to obtain bids for the Trading Price in accordance with Section 5.01(C)(i)(2) and the definition of “Trading Price.” The initial Bid Solicitation Agent on the Issue Date will be the Company; provided, however, that the Company may appoint any other Person (including any of the Company’s Subsidiaries) to be the Bid Solicitation Agent at any time after the Issue Date without prior notice.
“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Markets Indebtedness” means (i) any credit facility or term loan, (ii) any debt security initially issued in a transaction to institutional investors that is resold in reliance on Rule 144A or outside the United States pursuant to Regulation S of the Securities Act, in each case whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC, (iii) any debt security initially issued in a private placement to institutional investors or (iv) any debt security issued in a public offering registered under the Securities Act.
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into, or exchangeable for, such equity.
“Class A Common Stock” means the Class A common stock, $0.00001 par value per share, of the Company, subject to Section 5.09.
“Class B Common Stock” means the Class B common stock, $0.00001 par value per share, of the Company.
“Class C Common Stock” means the Class C common stock, $0.00001 par value per share, of the Company.
“Close of Business” means 5:00 p.m., New York City time.
“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (i) to vote in the election of directors of such Person; or (ii) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
“Company” means the Person named as such in the first paragraph of this Indenture and, subject to Article 6, its successors and assigns.
“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.
“Conversion” means, with respect to any Note, the conversion of such note pursuant to Article 5 into Conversion Consideration. The terms “Convert,” “Converted,” “Convertible,” “Converting” and similar capitalized terms have meanings correlative to the foregoing.
“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to Convert such Note are satisfied, subject to Section 5.03(C).
“Conversion Price” means, as of any time, an amount equal to (i) one thousand dollars ($1,000) divided by (ii) the Conversion Rate in effect at such time.
“Conversion Rate” initially means 62.5626 shares of Class A Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever this Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.
“Conversion Share” means any share of Class A Common Stock issued or issuable upon Conversion of any Note.
“Daily Cash Amount” means, with respect to any VWAP Trading Day, the lesser of (i) the applicable Daily Maximum Cash Amount; and (ii) the Daily Conversion Value for such VWAP Trading Day.
“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-fortieth (1/40th) of the product of (i) the Conversion Rate on such VWAP Trading Day; and (ii) the Daily VWAP per share of Class A Common Stock on such VWAP Trading Day.
“Daily Maximum Cash Amount” means, with respect to the Conversion of any Note, the quotient obtained by dividing (i) the Specified Dollar Amount applicable to such Conversion by (ii) forty (40).
“Daily Share Amount” means, with respect to any VWAP Trading Day, the quotient obtained by dividing (i) the excess, if any, of the Daily Conversion Value for such VWAP Trading Day over the applicable Daily Maximum Cash Amount by (ii) the Daily VWAP for such VWAP Trading Day. For the avoidance of doubt, the Daily Share Amount will be zero for such VWAP Trading Day if such Daily Conversion Value does not exceed such Daily Maximum Cash Amount.
“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Class A Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “COMP <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Class A Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm selected by the Company, which may include any of the Initial Purchasers). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.
“De-Legending Deadline Date” means, with respect to any Note, the fifteenth (15th) day after the Free Trade Date of such Note; provided, however, that if the De-Legending Deadline Date determined as aforesaid would be after a Regular Record Date and before the fifth (5th) Business Day immediately after the next Interest Payment Date, then the De-Legending Deadline Date for such Note will instead be the fifth (5th) Business Day immediately after such Interest Payment Date.
“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.
“Default Settlement Method” means Combination Settlement with a Specified Dollar Amount of $1,000 per $1,000 principal amount of Notes; provided, however, that (i) subject to Section 5.03(A)(iii), the Company may, from time to time, change the Default Settlement Method by sending notice of the new Default Settlement Method to the Holders, the Trustee and the Conversion Agent (if other than the Trustee); and (ii) the Default Settlement Method will be subject to Section 5.03(A)(ii).

“Depositary” means The Depository Trust Company or its successor.
“Depositary Participant” means any member of, or participant in, the Depositary.
“Depositary Procedures” means, with respect to any Conversion, transfer, exchange or other transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such Conversion, transfer, exchange or transaction.
“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Class A Common Stock, the first date on which shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Class A Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.
“Free Trade Date” means, with respect to any Note, the date that is one (1) year after the Last Original Issue Date of such Note.
“Freely Tradable” means, with respect to any Note, that such Note would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of the Company, and that has not been an Affiliate of the Company during the immediately preceding three (3) months, without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act (except that, during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of such Note, any such requirement as to the availability of current public information will be disregarded if the same is satisfied at that time); provided, however, that from and after the Free Trade Date of such Note, such Note will not be “Freely Tradable” unless such Note (i) is not identified by a “restricted” CUSIP or ISIN number; and (ii) is not represented by any certificate that bears the Restricted Note Legend. For the avoidance of doubt, whether a Note is deemed to be identified by a “restricted” CUSIP or ISIN number or to bear the Restricted Note Legend is subject to Section 2.12.
“Fundamental Change” means any of the following events:
(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC that discloses that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Class A Common Stock representing more than fifty percent (50%) of the voting power of all of the then-outstanding Class A Common Stock; provided, however, that no “person” or “group” will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;
(B)the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Class A Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than changes resulting solely from a subdivision or combination, or a change in par value, of the Company’s Class A Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);
(C)the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
(D)the Class A Common Stock ceases to be listed on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors);
provided, however, that a transaction or event described in clause (A) or (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Class A Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate Common Equity interests listed (or depositary receipts representing shares of common stock or other corporate Common Equity interests, which depositary receipts are listed) on any of the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Class A Common Stock Change Event whose Reference Property consists of such consideration.
    For the avoidance of doubt, references in this definition to the Company and the Class A Common Stock or the Company’s Common Equity will be subject to (i) Article 6 and (ii) Section 5.09(A)(1)(III).
For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” will be determined in accordance with Rule 13d-3 under the Exchange Act subject to the proviso in clause (A) above.
“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.
“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).
“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.
“Global Note Legend” means a legend substantially in the form set forth in Exhibit B-2.
“Guarantee” means each guarantee by a Guarantor of the Company’s obligations under this Indenture and the Notes pursuant to Article 11 of this Indenture.
“Guarantor” means each Subsidiary of the Company that is listed as a Guarantor on the signature pages hereof and each other Person that becomes a Guarantor pursuant to this Indenture, and each of their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Holder” means a person in whose name a Note is registered on the Registrar’s books.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Initial Purchasers” means the several initial purchasers listed in Schedule 1 to the Purchase Agreement.
“Interest Payment Date” means, with respect to a Note, each April 15 and October 15 of each year, commencing on October 15, 2026 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt, the Maturity Date is an Interest Payment Date.
“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.
“Issue Date” means January 9, 2026.
“Last Original Issue Date” means (A) with respect to any Notes issued pursuant to the Purchase Agreement, and any Notes issued in exchange therefor or in substitution thereof, the Issue Date and (B) with respect to any Notes issued pursuant to Section 2.03(B), and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the Initial Purchasers of such Notes to purchase additional Notes or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.
“Last Reported Sale Price” of the Class A Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Class A Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed. If the Class A Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Class A Common Stock on such Trading Day in the over-the-counter market as reported by OTC

Markets Group Inc. or a similar organization. If the Class A Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Class A Common Stock on such Trading Day from a nationally recognized independent investment banking firm selected by the Company, which may be any of the Initial Purchasers. The Last Reported Sales Price will be determined without regard to after-hours trading or any other trading outside regular trading session hours. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price.
“Make-Whole Fundamental Change” means (i) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition); or (ii) the sending of a Redemption Notice pursuant to Section 4.03(F); provided, however, that, subject to Section 4.03(I), the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption pursuant to such Redemption Notice and not with respect to any other Notes.
“Make-Whole Fundamental Change Conversion Period” has the following meaning:
(i)in the case of a Make-Whole Fundamental Change pursuant to clause (i) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); and
(ii)in the case of a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof, the period from, and including, the Redemption Notice Date for the related Redemption to, and including, the second (2nd) Business Day immediately before the related Redemption Date;
provided, however, that if the Conversion Date for the Conversion of a Note that has been called (or deemed called) for Redemption occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (i) of the definition of “Make-Whole Fundamental Change” and a Make- Whole Fundamental Change resulting from such Redemption pursuant to clause (ii) of such definition, then, notwithstanding anything to the contrary in Section 5.07, solely for purposes of such Conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.
“Make-Whole Fundamental Change Effective Date” means (i) with respect to a Make-Whole Fundamental Change pursuant to clause (i) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (ii) with respect to a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof, the applicable Redemption Notice Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Class A Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock.
“Maturity Date” means April 15, 2031.
“Merger” means the merger of Velocity Merger Sub, Inc. with and into Anywhere Real Estate Inc. pursuant to the Agreement and Plan of Merger, dated as of September 22, 2025, among the Company, Anywhere Real Estate Inc. and Velocity Merger Sub, Inc., with Anywhere Real Estate Inc. continuing as a Wholly Owned Subsidiary of the Company.
“Non-Affiliate Legend” means a legend substantially in the form set forth in Exhibit B-3.
“Note Agent” means any Registrar, Paying Agent or Conversion Agent.
“Notes” means the 0.25% Convertible Senior Notes due 2031 issued by the Company pursuant to this Indenture.
“Observation Period” means, with respect to any Note to be Converted, (i) subject to clause (ii) below, if the Conversion Date for such Note occurs on or before January 15, 2031, the forty (40) consecutive VWAP Trading Days beginning on, and including, the second (2nd) VWAP Trading Day immediately after such Conversion Date; (ii) if such Conversion Date occurs on or after the date the Company has sent a Redemption Notice calling all or any Notes for Redemption pursuant to Section 4.03(F) and on or before the second (2nd) Business Day before the related Redemption Date, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before such Redemption Date; and (iii) subject to clause (ii) above, if such Conversion Date occurs after January 15, 2031, the forty (40) consecutive VWAP Trading Days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately before the Maturity Date.
“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.
“Officer’s Certificate” means a certificate that is signed on behalf of the Company by one (1) of the Company’s Officers and that meets the requirements of Section 12.03.
“Open of Business” means 9:00 a.m., New York City time.
“Opinion of Counsel” means an opinion, from legal counsel (including an employee of, or counsel to, the Company or any of its Subsidiaries) who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.03, subject to customary qualifications and exclusions.
“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Indenture.
“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.
“Purchase Agreement” means that certain Purchase Agreement, dated January 7, 2026, by and among the Company, the Guarantors and Morgan Stanley & Co. LLC as representative of the Initial Purchasers.
“Qualified Successor Entity” means, with respect to an Issuer Business Combination Event or a Guarantor Business Combination Event, a corporation; provided, however, that a limited liability company, limited partnership or other similar entity will also constitute a Qualified Successor Entity with respect to such Issuer Business Combination Event or Guarantor Business Combination Event if either (i) such Business Combination Event is an Exempted Fundamental Change or (ii) both of the following conditions are satisfied: (x) either (A) such limited liability company, limited partnership or other similar entity, as applicable, is treated as a corporation or is a direct or indirect, Wholly Owned Subsidiary of, and disregarded as an entity separate from, a corporation, in each case for U.S. federal income tax purposes; or (B) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Issuer Business Combination Event or Guarantor Business Combination Event will not be treated as an exchange under Section 1001 of the Internal Revenue Code for Holders or beneficial owners of the Notes; and (y) (A) in the case of an Issuer Business Combination Event, such Issuer Business Combination Event constitutes a Class A Common Stock Change Event whose Reference Property consists solely of any combination of cash in U.S. dollars and shares of common stock or other corporate Common Equity interests of an entity that is (1) treated as a corporation for U.S. federal income tax purposes; (2) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and (3) the direct or indirect parent of such limited liability company, limited partnership or other similar entity; and (B) in the case of a Guarantor Business Combination Event, such limited liability company, limited partnership or similar entity, as applicable, is a direct or indirect wholly owned subsidiary of the Company (or any successor to the Company, as applicable).
“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.
“Redemption Date” means the date fixed, pursuant to Section 4.03(D), for the settlement of the repurchase of any Notes by the Company pursuant to a Redemption.
“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).
“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).
“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (i) if such Interest Payment Date occurs on April 15, the immediately preceding April 1; and (ii) if such Interest Payment Date occurs on October 15, the immediately preceding October 1.
“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Responsible Officer” means (A) any officer within the corporate trust group of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of such officers; and (B) with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of their knowledge of, and familiarity with, the particular subject, and who, in each case, has direct responsibility for the administration of this Indenture.
“Restricted Note Legend” means a legend substantially in the form set forth in Exhibit B-1.
“Restricted Stock Legend” means, with respect to any Conversion Share, a legend substantially to the effect that the offer and sale of such Conversion Share have not been registered under the Securities Act and that such Conversion Share cannot be sold or otherwise transferred except pursuant to a transaction that is registered under the Securities Act or that is exempt from, or not subject to, the registration requirements of the Securities Act.
“Revolving Credit Facility” means the Revolving Credit and Guaranty Agreement, dated as of November 17, 2025, by and among the Company, as borrower, the other obligors party thereto, the lenders and issuing banks party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, and any Capital Markets Indebtedness that extends, replaces, refinances, renews or defeases the Revolving Credit Facility.
“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“Rule 144A” means Rule 144A under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.
“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded. If the Class A Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Security” means any Note or Conversion Share.
“Settlement Method” means Cash Settlement, Physical Settlement or Combination Settlement.
“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that if a Subsidiary meets the criteria of clause (1)(iii), but not clause (1)(i) or (1)(ii), of the definition of “significant subsidiary” in Rule 1-02(w) (or, if applicable, the respective successor clauses to the aforementioned clauses), then such Subsidiary will be deemed not to be a Significant Subsidiary unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination, exceeds fifty million dollars ($50,000,000).
“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.
“Specified Dollar Amount” means, with respect to the Conversion of a Note to which Combination Settlement applies, the maximum cash amount per $1,000 principal amount of such Note deliverable upon such Conversion (excluding cash in lieu of any fractional share of Class A Common Stock).
“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (i) if the holders of Class A Common Stock receive only cash in consideration for their shares of Class A Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Class A Common Stock in such Make-Whole Fundamental Change; and (ii) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Class A Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.
“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (ii) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
“Trading Day” means any day on which (i) trading in the Class A Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded; and (ii) there is no Market Disruption Event. If the Class A Common Stock is not so listed or traded, then “Trading Day” means a Business Day.
“Trading Price” of the Notes on any Trading Day means the average of the secondary market bid quotations, expressed as a cash amount per $1,000 principal amount of Notes, obtained by the Bid Solicitation Agent for one million dollars ($1,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) nationally recognized independent securities dealers selected by the Company, which may include any of the Initial Purchasers; provided, however, that, if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids will be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, then that one (1) bid will be used. If, on any Trading Day, (i) the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for one million dollars ($1,000,000) (or such lesser amount as may then be outstanding) in principal amount of Notes from a nationally recognized independent securities dealer; (ii) the Company is not acting as the Bid Solicitation Agent and the Company fails to instruct the Bid Solicitation Agent to obtain bids when required; or (iii) the Bid Solicitation Agent fails to solicit bids when required, then, in each case, the Trading Price per $1,000 principal amount of Notes on such Trading Day will be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Class A Common Stock on such Trading Day and the Conversion Rate on such Trading Day.
“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:
(i)such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;
(ii)such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus- delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and
(iii)such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice.
The Trustee is under no obligation to determine whether any Security is a Transfer-Restricted Security and may conclusively rely on an Officer’s Certificate with respect thereto.
“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.
“Trustee” means the Person named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means such successor.
“VWAP Market Disruption Event” means, with respect to any date, (i) the failure by the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed, or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Class A Common Stock is then traded, to open for trading during its regular trading session on such date; or (ii) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.
“VWAP Trading Day” means a day on which (i) there is no VWAP Market Disruption Event; and (ii) trading in the Class A Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then traded. If the Class A Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.
Section 1.02Other Definitions.

Term	Defined in Section
“Additional Shares”	5.07(A)
“Adjusted Net Assets”	11.05
“Cash Settlement”	5.03(A)
“Class A Common Stock Change Event”	5.09(A)
“Combination Settlement”	5.03(A)
“Conversion Agent”	2.06(A)
“Conversion Consideration”	5.03(B)
“Default Interest”	2.05(B)
“Defaulted Amount”	2.05(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(A)(v)
“Expiration Time”	5.05(A)(v)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Funding Guarantor”	11.05
“Guarantor Business Combination Event”	6.04(A)
“Guarantor Successor Entity”	6.04(A)
“Initial Notes”	2.03(A)
“Issuer Business Combination Event”	6.01(A)
“Issuer Successor Entity”	6.01(A)
“Measurement Period”	5.01(C)(i)(2)
“Paying Agent”	2.06(A)
“Physical Settlement”	5.03(A)
“Redemption Cash Settlement Election”	4.03(B)
“Redemption Notice”	4.03(F)
“Reference Property”	5.09(A)
“Reference Property Unit”	5.09(A)
“Register”	2.06(B)
“Registrar”	2.06(A)
“Reporting Event of Default”	7.03(A)
“Specified Courts”	12.07
“Spin-Off”	5.05(A)(iii)(2)
“Spin-Off Valuation Period”	5.05(A)(iii)(2)
“Stated Interest”	2.05(A)
“Successor Entity”	6.01(A)
“Successor Guarantor Entity”	9.04(C)
“Successor Person”	5.09(A)

Term	Defined in Section
“Tender/Exchange Offer Valuation Period”	5.05(A)(v)
“Trading Price Condition”	5.01(C)(i)(2)
Section 1.03Rules of Construction.
For purposes of this Indenture:
(A)“or” is not exclusive;
(B)“including” means “including without limitation”;
(C)“will” expresses a command;
(D)the “average” of a set of numerical values refers to the arithmetic average of such numerical values;
(E)a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;
(F)words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;
(G)“herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture, unless the context requires otherwise;
(H)references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;
(I)the exhibits, schedules and other attachments to this Indenture are deemed to form part of this Indenture;
(J)the term “interest,” when used with respect to a Note, includes any Default Interest, Additional Interest and Special Interest, unless the context requires otherwise; and
(K)unless otherwise provided in this Indenture or in any Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) will be deemed to include electronic signatures and the keeping of records in electronic form, each of which will be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to reasonable procedures approved by the Trustee.

Article 2.THE NOTES
Section 2.01Form, Dating and Denominations.
The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.09 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.
Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.10.
The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.
Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.
The terms contained in the Notes constitute part of this Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of this Indenture, the provisions of this Indenture will control for purposes of this Indenture and such Note.
Section 2.02Execution, Authentication and Delivery.
(A)Due Execution by the Company. At least one (1) duly authorized Officer will sign the Notes on behalf of the Company by manual, electronic or facsimile signature. A Note’s validity will not be affected by the failure of any Officer whose signature is on any Note to hold, at the time such Note is authenticated, the same or any other office at the Company.
(B)Authentication by the Trustee and Delivery.
(i)No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.
(ii)The Trustee will cause an authorized signatory of the Trustee (or a duly appointed authenticating agent) to manually sign the certificate of authentication of a Note only if (1) the Company delivers such Note to the Trustee; (2) such Note is executed by the Company in accordance with Section 2.02(A); and (3) the Company delivers a Company Order to the Trustee that (a) requests the Trustee to authenticate such Note; and (b) sets forth the name of the Holder of such Note and the date as of which such Note is to be authenticated. If such Company Order also requests the Trustee to deliver such Note to any Holder or to the Depositary, then the Trustee will promptly deliver such Note in accordance with such Company Order.

(iii)The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. A duly appointed authenticating agent may authenticate Notes whenever the Trustee may do so under this Indenture, and a Note authenticated as provided in this Indenture by such an agent will be deemed, for purposes of this Indenture, to be authenticated by the Trustee. Each duly appointed authenticating agent will have the same rights to deal with the Company as the Trustee would have if it were performing the duties that the authenticating agent was validly appointed to undertake.
Section 2.03Initial Notes and Additional Notes.
(A)Initial Notes. On the Issue Date, there will be originally issued 1,000,000,000 dollars ($1,000,000,000) aggregate principal amount of Notes, subject to the provisions of this Indenture (including Section 2.02). Notes issued pursuant to this Section 2.03(A), and any Notes issued in exchange therefor or in substitution thereof, are referred to in this Indenture as the “Initial Notes.”
(B)Additional Notes. Without notice to or the consent of any Holder, the Company may, subject to the provisions of this Indenture (including Section 2.02), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes and the first Interest Payment Date and the Last Original Issue Date of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under this Indenture; provided, however, that if any such additional Notes (and any Notes that are resold after such Notes have been purchased or otherwise acquired by the Company or its Subsidiaries) are not fungible with other Notes issued under this Indenture for purposes of U.S. federal income tax or federal securities laws or, if applicable, the Depositary Procedures, then such additional or resold Notes will be identified by a separate CUSIP number or by no CUSIP number.
Section 2.04Method of Payment.
(A)Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in this Indenture.
(B)Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in this Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.05Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.
(A)Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 0.25% (the “Stated Interest”), plus any Default Interest, Additional Interest and Special Interest that may accrue pursuant to Sections 2.05(B), 3.04 and 7.03, respectively. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Additional Interest and Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
(B)Defaulted Amounts. If the Company fails to pay any cash amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in this Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; and (iii) such Defaulted Amount and Default Interest will be paid, at the Company’s election, as provided in clause (i) or (ii) below.
(i)Payment of Default Amounts on a Special Payment Date. The Company will have the right to pay such Defaulted Amount and Default Interest on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that (1) such special record date is no more than fifteen (15), nor less than five (5), calendar days before such payment date; and (2) on or prior to such special record date, the Company sends notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.
(ii)Payment of Default Amount in Any Other Lawful Manner. If not paid in accordance with Section 2.05(B)(i), such Defaulted Amount and Default Interest will be paid by the Company in any other lawful manner.
Notwithstanding anything to the contrary in this Section 2.05(B) (but, for the avoidance of doubt, without limiting the application of the third sentence of Section 7.06), a Default in the payment or delivery of any Conversion Consideration when due will be cured upon the payment or delivery of the same (together, if applicable in the case of any cash Conversion Consideration, with Default Interest thereon) to the Person to whom such Conversion Consideration is payable or deliverable (determined in accordance with Article 5).
(C)Delay of Payment When Payment Date Is Not a Business Day. If the due date for a payment on a Note as provided in this Indenture is not a Business Day, then, notwithstanding anything to the contrary in this Indenture (including the Guarantees herein) or the Notes, such payment may be made on the immediately following Business Day with the same force and effect as if such payment were made on such due date (and, for the avoidance of doubt, no interest will accrue on such payment as a result of the related delay). Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”
(D)Special Provision for Global Notes. If the first date on which any Additional Interest or Special Interest begins to accrue on a Global Note is on or after the fifth (5th) Business Day before a Regular Record Date and before the next Interest Payment Date, then, notwithstanding anything to the contrary in this Indenture (including the Guarantees herein) or the Notes, the amount thereof accruing in respect of the period from, and including, such first date to, but excluding, such Interest Payment Date will not be payable on such Interest Payment Date but will instead be deemed to accrue (without duplication) entirely on such Interest Payment Date (and, for the avoidance of doubt, no interest will accrue as a result of the related delay).
Section 2.06Registrar, Paying Agent and Conversion Agent.
(A)Generally. The Company will maintain (i) one or more offices or agencies in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”); (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”); and (iii) an office or agency in the continental United States where Notes may be presented for Conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Trustee will act as such and will receive compensation therefor in accordance with this Indenture and any other agreement between the Trustee and the Company. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent. Notwithstanding anything to the contrary in this Section 2.06(A), each of the Registrar, Paying Agent and Conversion Agent with respect to any Global Note must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures.
(B)Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holders, the Notes held by each Holder and the transfer, exchange, repurchase, Redemption and Conversion of Notes. Absent manifest error, the entries in the Register will be conclusive and the Company and the Trustee may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.
(C)Co-Agents; Company’s Right to Appoint Successor Registrars, Paying Agents and Conversion Agents. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Indenture. Subject to Section 2.06(A), the Company may change any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act in such capacity) without notice to any Holder. The Company will notify the Trustee (and, upon request, any Holder) of the name and address of each Note Agent, if any, not a party to this Indenture and will enter into an appropriate agency agreement with each such Note Agent, which agreement will implement the provisions of this Indenture that relate to such Note Agent.
(D)Initial Appointments. The Company appoints the Trustee as, and designates its corporate trust office identified in Section 11.01 (as the same exists on the Issue Date) in the continental United States as the office for, the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

Section 2.07Paying Agent and Conversion Agent to Hold Property in Trust.
The Company will require each Paying Agent or Conversion Agent that is not the Trustee to agree in writing that such Note Agent will (A) hold in trust for the benefit of Holders or the Trustee all money and other property held by such Note Agent for payment or delivery due on the Notes; and (B) notify the Trustee of any default by the Company in making any such payment or delivery. The Company, at any time, may, and the Trustee, while any Default continues, may, require a Paying Agent or Conversion Agent to pay or deliver, as applicable, all money and other property held by it to the Trustee, after which payment or delivery, as applicable, such Note Agent (if not the Company or any of its Subsidiaries) will have no further liability for such money or property. If the Company or any of its Subsidiaries acts as Paying Agent or Conversion Agent, then (A) it will segregate and hold in a separate trust fund for the benefit of the Holders or the Trustee all money and other property held by it as Paying Agent or Conversion Agent; and (B) references in this Indenture (including the Guarantees herein) or the Notes to the Paying Agent or Conversion Agent holding cash or other property, or to the delivery of cash or other property to the Paying Agent or Conversion Agent, in each case for payment or delivery to any Holders or the Trustee or with respect to the Notes, will be deemed to refer to cash or other property so segregated and held separately, or to the segregation and separate holding of such cash or other property, respectively. Upon the occurrence of any event pursuant to clause (ix) or (x) of Section 7.01(A) with respect to the Company (or with respect to any Subsidiary of the Company acting as Paying Agent or Conversion Agent), the Trustee will serve as the Paying Agent or Conversion Agent, as applicable, for the Notes.
Section 2.08Holder Lists.
If the Trustee is not the Registrar, then the Company will furnish to the Trustee, no later than seven (7) Business Days before each Interest Payment Date, and at such other times as the Trustee may request, a list, in such form and as of such date or time as the Trustee may reasonably require, of the names and addresses of the Holders.
Section 2.09Legends.
(A)Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note).
(B)Non-Affiliate Legend. Each Note will bear the Non-Affiliate Legend.
(C)Restricted Note Legend. Subject to Section 2.12,
(i)each Note that is a Transfer-Restricted Security will bear the Restricted Note Legend; and
(ii)if a Note is issued in exchange for, in substitution of, or to effect a partial Conversion of, another Note (such other Note being referred to as the “old Note” for purposes of this Section 2.09(C) (ii)), including pursuant to Section 2.10(B), 2.10(C), 2.11 or 2.13, then such Note will bear the Restricted Note Legend if such old Note bore the Restricted Note Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such Conversion, as applicable; provided, however, that such Note need not bear the Restricted Note Legend if such Note does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(D)Other Legends. A Note may bear any other legend or text, not inconsistent with this Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.
(E)Acknowledgment and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.09 will constitute such Holder’s acknowledgment of, and agreement to comply with, the restrictions set forth in such legend.
(F)Restricted Stock Legend.
(i)Each Conversion Share will bear the Restricted Stock Legend if the Note upon the Conversion of which such Conversion Share was issued was (or would have been had it not been Converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear the Restricted Stock Legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear the Restricted Stock Legend.
(ii)Notwithstanding anything to the contrary in this Section 2.09(F), a Conversion Share need not bear a Restricted Stock Legend if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in the Restricted Stock Legend.
Section 2.10Transfers and Exchanges; Certain Transfer Restrictions.
(A)Provisions Applicable to All Transfers and Exchanges.
(i)Generally. Subject to this Section 2.10, Physical Notes and beneficial interests in Global Notes may be transferred or exchanged from time to time and the Registrar will record each such transfer or exchange in the Register.
(ii)Transferred and Exchanged Notes Remain Valid Obligations of the Company. Each Note issued upon transfer or exchange of any other Note (such other Note being referred to as the “old Note” for purposes of this Section 2.10(A)(ii)) or portion thereof in accordance with this Indenture will be the valid obligation of the Company, evidencing the same indebtedness, and entitled to the same benefits under this Indenture, as such old Note or portion thereof, as applicable.
(iii)No Services Charge; Transfer Taxes. The Company, the Guarantors, the Trustee and the Note Agents will not impose any service charge on any Holder for any transfer, exchange or Conversion of Notes, but the Company, the Guarantors, the Trustee, the Registrar and the Conversion Agent may require payment by any Holder of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or Conversion of Notes, other than exchanges pursuant to Section 2.11, 2.17 or 8.05 not involving any transfer.
(iv)Transfers and Exchanges Must Be in Authorized Denominations. Notwithstanding anything to the contrary in this Indenture (including the Guarantees herein) or the Notes, a Note may not be transferred or exchanged in part unless the portion to be so transferred or exchanged is in an Authorized Denomination.
(v)Trustee’s Disclaimer. The Trustee will have no obligation or duty to monitor, determine or inquire as to compliance with any transfer restrictions imposed under this Indenture or applicable law with respect to any Security, other than to require the delivery of such certificates or other documentation or evidence as expressly required by this Indenture and to examine the same to determine substantial compliance as to form with the requirements of this Indenture.
(vi)Legends. Each Note issued upon transfer of, or in exchange for, another Note will bear each legend, if any, required by Section 2.09.
(vii)Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Note, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.
(viii)Interpretation. For the avoidance of doubt, and subject to the terms of this Indenture, as used in this Section 2.10, an “exchange” of a Global Note or a Physical Note includes (x) an exchange effected for the sole purpose of removing any Restricted Note Legend affixed to such Global Note or Physical Note; and (y) if such Global Note or Physical Note is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Global Note or Physical Note to be identified by an “unrestricted” CUSIP number.
(ix)Provision of Information. Each Holder that is a transferor of a Note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including, without limitation, any cost-basis reporting obligations under Section 6045 of the Internal Revenue Code.
(B)Transfers and Exchanges of Global Notes.
(i)Certain Restrictions. Subject to the immediately following sentence, no Global Note may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Global Note (or any portion thereof) may be transferred to, or exchanged for, a Physical Note; provided, however, that a Global Note will be exchanged, pursuant to customary procedures, for one or more Physical Notes if:
(1)(x) the Depositary notifies the Company or the Trustee that the Depositary is unwilling or unable to continue as depositary for such Global Note or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation;
(2)an Event of Default has occurred and is continuing and the Company, the Trustee or the Registrar has received a written request from the Depositary, or from a holder of a beneficial interest in such Global Note, to exchange such Global Note or beneficial interest, as applicable, for one or more Physical Notes; or
(3)the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Note for one or more Physical Notes at the request of the owner of such beneficial interest.

(ii)Effecting Transfers and Exchanges. Upon satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Global Note (or any portion thereof):
(1)the Trustee will reflect any resulting decrease of the principal amount of such Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if such notation results in such Global Note having a principal amount of zero, then the Company may (but is not required to) instruct the Trustee to cancel such Global Note pursuant to Section 2.15);
(2)if required to effect such transfer or exchange, then the Trustee will reflect any resulting increase of the principal amount of any other Global Note by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such other Global Note;
(3)if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Global Note bearing each legend, if any, required by Section 2.09; and
(4)if such Global Note (or such portion thereof), or any beneficial interest therein, is to be exchanged for one or more Physical Notes, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Global Note to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 2.09.
(iii)Compliance with Depositary Procedures. Each transfer or exchange of a beneficial interest in any Global Note will be made in accordance with the Depositary Procedures.
(C)Transfers and Exchanges of Physical Notes.
(i)Requirements for Transfers and Exchanges. Subject to this Section 2.10, a Holder of a Physical Note may (x) transfer such Physical Note (or any portion thereof in an Authorized Denomination) to one or more other Person(s); (y) exchange such Physical Note (or any portion thereof in an Authorized Denomination) for one or more other Physical Notes in Authorized Denominations having an aggregate principal amount equal to the aggregate principal amount of the Physical Note (or portion thereof) to be so exchanged; and (z) if then permitted by the Depositary Procedures, transfer such Physical Note (or any portion thereof in an Authorized Denomination) in exchange for a beneficial interest in one or more Global Notes; provided, however, that, to effect any such transfer or exchange, such Holder must:
(1)surrender such Physical Note to be transferred or exchanged to the office of the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Trustee or the Registrar; and
(2)deliver such certificates, documentation or evidence as may be required pursuant to Section 2.10(D).

(ii)Effecting Transfers and Exchanges. Upon the satisfaction of the requirements of this Indenture to effect a transfer or exchange of any Physical Note (such Physical Note being referred to as the “old Physical Note” for purposes of this Section 2.10(C)(ii)) of a Holder (or any portion of such old Physical Note in an Authorized Denomination):
(1)such old Physical Note will be promptly cancelled pursuant to Section 2.15;
(2)if such old Physical Note is to be so transferred or exchanged only in part, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such old Physical Note not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09;
(3)in the case of a transfer:
(a)to the Depositary or a nominee thereof that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Global Notes, the Trustee will reflect an increase of the principal amount of one or more existing Global Notes by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note(s), which increase(s) are in Authorized Denominations and aggregate to the principal amount to be so transferred, and which Global Note(s) bear each legend, if any, required by Section 2.09; provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Notes (whether because no Global Notes bearing each legend, if any, required by Section 2.09 then exist, because any such increase will result in any Global Note having an aggregate principal amount exceeding the maximum aggregate principal amount permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Global Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount that is to be so transferred but that is not effected by notation as provided above; and (y) bear each legend, if any, required by Section 2.09; and
(b)to a transferee that will hold its interest in such old Physical Note (or such portion thereof) to be so transferred in the form of one or more Physical Notes, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 2.09; and
(4)in the case of an exchange, the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Note was registered; and (z) bear each legend, if any, required by Section 2.09.
(D)Requirement to Deliver Documentation and Other Evidence. If a Holder of any Note that is identified by a “restricted” CUSIP number or that bears a Restricted Note Legend or is a Transfer-Restricted Security requests to:
(i)cause such Note to be identified by an “unrestricted” CUSIP number;
(ii)remove such Restricted Note Legend; or
(iii)register the transfer of such Note to the name of another Person, then the Company, the Guarantors, the Trustee and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Guarantors, the Trustee and the Registrar such certificates or other documentation or evidence as the Company, the Guarantors, the Trustee and the Registrar may reasonably require for the Company to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that no such certificates, documentation or evidence need be so delivered on or after the Free Trade Date with respect to such Note unless the Company determines, in its reasonable discretion, that such Note is not eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise without any requirements as to volume, manner of sale, availability of current public information or notice under the Securities Act.
(E)Transfers of Notes Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Indenture (including the Guarantees herein) or the Notes, the Company, the Guarantors, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for Conversion, except to the extent that any portion of such Note is not subject to Conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that any portion of such Note is not subject to Redemption or the Company fails to pay the applicable Redemption Price when due.
Section 2.11Exchange and Cancellation of Notes to Be Converted or to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.
(A)Partial Conversions of Physical Notes and Partial Repurchases of Physical Notes Pursuant to a Repurchase Upon Fundamental Change or Redemption. If only a portion of a Physical Note of a Holder is to be Converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, as soon as reasonably practicable after such Physical Note is surrendered for such Conversion or repurchase, as applicable, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.10(C), for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so Converted or repurchased, as applicable, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so Converted or repurchased, as applicable, which Physical Note will be Converted or repurchased, as applicable, pursuant to the terms of this Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such Conversion or repurchase, as applicable, is deemed to cease to be outstanding pursuant to Section 2.18.
(B)Cancellation of Notes that Are Converted and Notes that Are Repurchased Pursuant to a Repurchase Upon Fundamental Change or Redemption.
(i)Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.11(A)) of a Holder is to be Converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18 and the time such Physical Note is surrendered for such Conversion or repurchase, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.15; and (2) in the case of a partial Conversion or repurchase, as applicable, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.02, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so Converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.09.
(ii)Global Notes. If a Global Note (or any portion thereof) is to be Converted pursuant to Article 5 or repurchased pursuant to a Repurchase Upon Fundamental Change or Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be outstanding pursuant to Section 2.18, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so Converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.15).
Section 2.12Removal of Transfer Restrictions.
Without limiting the generality of any other provision of this Indenture (including Section 3.04), the Restricted Note Legend affixed to any Note will be deemed, pursuant to this Section 2.12 and the footnote to such Restricted Note Legend, to be removed therefrom upon the Company’s delivery to the Trustee of notice, signed on behalf of the Company by one (1) of its Officers, to such effect (and, for the avoidance of doubt, such notice need not be accompanied by an Officer’s Certificate or an Opinion of Counsel in order to be effective to cause such Restricted Note Legend to be deemed to be removed from such Note). If such Note bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Note will be deemed, pursuant to this Section 2.12 and the footnotes to the CUSIP and ISIN numbers set forth on the face of the certificate representing such Note, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Note is a Global Note and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Note to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then (i) the Company will effect such exchange or procedure as soon as reasonably practicable; and (ii) for purposes of Section 3.04 and the definition of Freely Tradable, such Global Note will not be deemed to be identified by “unrestricted” CUSIP and ISIN numbers until such time as such exchange or procedure is effected.

Section 2.13Replacement Notes.
If a Holder of any Note claims that such Note has been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a replacement Note upon surrender to the Trustee of such mutilated Note, or upon delivery to the Trustee of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Trustee and the Company. The Company may charge the Holder of a Note for the Company’s and the Trustee’s expenses in replacing such Note pursuant to this Section 2.13. In addition, in the case of a lost, destroyed or wrongfully taken Note, the Company and the Trustee may require the Holder thereof to provide such security or indemnity that is satisfactory to the Company and the Trustee to protect the Company and the Trustee from any loss that any of them may suffer if such Note is replaced.
Every replacement Note issued pursuant to this Section 2.13 will be an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and ratably with all other Notes issued under this Indenture, regardless of whether the related lost, destroyed or wrongfully taken Note is at any time enforceable by any Person.
Section 2.14Registered Holders; Certain Rights with Respect to Global Notes.
Only the Holder of a Note will have rights under this Indenture as the owner of such Note. Without limiting the generality of the foregoing, Depositary Participants will have no rights as such under this Indenture with respect to any Global Note held on their behalf by the Depositary or its nominee, or by the Trustee as its custodian, and the Company, the Guarantors, the Trustee and the Note Agents, and their respective agents, may treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever; provided, however, that (A) the Holder of any Global Note may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Notes through Depositary Participants, to take any action that such Holder is entitled to take with respect to such Global Note under this Indenture (including the Guarantees herein) or the Notes; and (B) the Company and the Trustee, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.
Section 2.15Cancellation.
The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Trustee each Note duly surrendered to them for transfer, exchange, payment or Conversion. The Trustee will promptly cancel all Notes so surrendered to it in accordance with its customary procedures. Without limiting the generality of Section 2.03(B), the Company may not originally issue new Notes to replace Notes that it has paid or that have been cancelled upon transfer, exchange, payment or Conversion.
Section 2.16Notes Held by the Company or its Affiliates.
Without limiting the generality of Section 2.18, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.17Temporary Notes.
Until definitive Notes are ready for delivery, the Company may issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, temporary Notes. Temporary Notes will be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. The Company will promptly prepare, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, definitive Notes in exchange for temporary Notes. Until so exchanged, each temporary Note will in all respects be entitled to the same benefits under this Indenture as definitive Notes.
Section 2.18Outstanding Notes.
(A)Generally. The Notes that are outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.15; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full (including upon Conversion) in accordance with this Indenture; or (iv) deemed to cease to be outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.18.
(B)Replaced Notes. If a Note is replaced pursuant to Section 2.13, then such Note will cease to be outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.
(C)Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be outstanding, except to the extent provided in Section 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest on, such Notes (or such portions thereof), in each case as provided in this Indenture.
(D)Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be Converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such Conversion) be deemed to cease to be outstanding, except to the extent provided in Section 5.02(D) or Section 5.08.
(E)Cessation of Accrual of Interest. Except as provided in Section 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.18, to cease to be outstanding, unless there occurs a Default in the payment or delivery of any cash or other property due on such Note.

Section 2.19Repurchases by the Company.
Without limiting the generality of Section 2.15, the Company or its Subsidiaries may directly or indirectly and from time to time, repurchase Notes in open market purchases, negotiated transactions or otherwise (in each case without delivering prior notice to Holders), whether through private or public tender or exchange offers, cash-settled swaps or other cash settled derivatives.
Section 2.20CUSIP and ISIN Numbers.
Subject to Section 2.12, the Company may use one or more CUSIP or ISIN numbers to identify any of the Notes, and, if so, the Company and the Trustee will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that (i) the Trustee makes no representation as to the correctness or accuracy of any such CUSIP or ISIN number; and (ii) the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number(s) identifying any Notes.

Article 3.COVENANTS
Section 3.01Payment on Notes.
(A)Generally. The Company will pay (or cause the Paying Agent to pay) all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in this Indenture.
(B)Deposit of Funds. Before 11:00 A.M., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.
Section 3.02Exchange Act Reports.
(A)Generally. The Company will send to the Trustee copies of any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any such report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). Upon the written request of any Holder, the Trustee will provide to such Holder a copy of any report that the Company has sent the Trustee pursuant to this Section 3.02(A), other than a report that is deemed to be sent to the Trustee pursuant to the preceding sentence.

The “grace periods” referred to in the preceding paragraph with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period. For the avoidance of doubt, if the Company fails to file with the SEC any annual or quarterly report (on Form 10-K or Form 10-Q or any respective successor form) pursuant to Section 13(a) or 15(d) of the Exchange Act on or before the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act), then such failure will not constitute a Default with respect to the covenant set forth in this Section 3.02(A) at any time before the lapsing of the fifteen (15) calendar days referred to in the first sentence of this Section 3.02(A).
(B)Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to Section 3.02(A) will not be deemed to constitute actual or constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company’s compliance with any of its covenants under this Indenture.
Section 3.03Rule 144A Information.
If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes or shares of Class A Common Stock issuable upon Conversion of the Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, to the Trustee and, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable such Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A under the Securities Act.
Section 3.04Additional Interest.
(A)Accrual of Additional Interest.
(i)If, at any time during the six (6) month period beginning on, and including, the date that is six (6) months after the Last Original Issue Date of any Note,
(1)the Company fails to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder); or
(2)such Note is not otherwise Freely Tradable,
then Additional Interest will accrue on such Note for each day during such period on which such failure is continuing or such Note is not Freely Tradable. The “grace periods” referred to in the preceding sentence with respect to any report will include the maximum period afforded by Rule 12b-25 (or any successor rule thereto) under the Exchange Act regardless of whether the Company files, or indicates in the related Form 12b-25 (or any successor form thereto) that the Company expects to or will file, such report before the expiration of such maximum period. For purposes of this Section 3.04(A)(i) (and, for the avoidance of doubt, not for purposes of Section 3.04(A)(ii)), the existence of a customary legend on any certificate representing the Notes referring to transfer restrictions under the

Securities Act will not be deemed to cause the Notes not to be Freely Tradeable. As used in this Section 3.04(A)(i), documents or reports that the Company is required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Company furnishes to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
(ii)In addition, Additional Interest will accrue on a Note on each day on which such Note is not Freely Tradable on or after the De-Legending Deadline Date for such Note; provided, however, that no Additional Interest shall accrue or be owed pursuant to this Section 3.04(A)(ii) until the fifteenth (15) Business Day following written notification to the Company by the Trustee (at the direction of the Holders of such Note) or any Holder or beneficial owner of such Note requesting that the Company comply with its obligations described in this Section 3.04(A)(ii) (which notice may be given at any time after the three hundred thirtieth (330th) day after the Last Original Issue Date of the Notes or any additional Notes, as the case may be), it being understood and agreed that in no event shall Additional Interest accrue or be owed pursuant to this Section 3.04(A)(ii) for any period prior to the three hundred eightieth (380th) day after the Last Original Issue Date of the Notes or any additional Notes, as the case may be.
(B)Amount and Payment of Additional Interest. Any Additional Interest that accrues on a Note pursuant to Section 3.04(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first ninety (90) days on which Additional Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Additional Interest that may accrue pursuant to this Section 3.04 as a result of the Company’s failure to timely file any report (other than Form 8-K reports) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (after giving effect to all applicable grace periods thereunder), together with any Special Interest that is payable at the Company’s election accrues pursuant to Section 7.03 as the sole remedy for any Reporting Event of Default, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%), regardless of the number of events or circumstances giving rise to the requirements to pay Additional Interest or the accrual of Special Interest. For the avoidance of doubt, any Additional Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Special Interest that accrues on such Note.
(C)Notice of Accrual of Additional Interest; Trustee’s Disclaimer. The Company will send notice to the Holder of each Note, and to the Trustee, of the commencement and termination of any period in which Additional Interest accrues on such Note. In addition, if Additional Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Additional Interest on such Note on such date of payment; and (ii) the amount of such Additional Interest that is payable on such date of payment. The Trustee (x) will have no duty to determine whether any Additional Interest is payable (or whether the same is deferred or is accruing interest) or the amount thereof; and (y) may assume (without inquiry) that no Additional Interest is payable or has been deferred unless and until the Company delivers such Officer’s Certificate.
(D)Exclusive Remedy. The accrual of Additional Interest will be the exclusive remedy available to Holders for the failure of their Notes to become Freely Tradable.

Section 3.05Compliance and Default Certificates.
(A)Annual Compliance Certificate. Within one hundred twenty (120) days after the last day of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2026), the Company will deliver an Officer’s Certificate to the Trustee stating (i) that the signatory thereto has supervised a review of the activities of the Company and its Subsidiaries during such fiscal year with a view towards determining whether any Default has occurred; and (ii) whether, to such signatory’s knowledge, a Default has occurred and is continuing (and, if so, describing all such Defaults and what action the Company is taking or proposes to take with respect thereto).
(B)Default Certificate. If a Default occurs, then the Company will, within thirty (30) days after its first occurrence, deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto; provided, however, that the Company will not be required to deliver such Officer’s Certificate at any time after such Default is cured or waived during the applicable grace period, if any, as provided in this Indenture.
Section 3.06Stay, Extension and Usury Laws.
To the extent that it may lawfully do so, the Company and each Guarantor (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by this Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 3.07Acquisition of Notes by the Company and its Affiliates.
Without limiting the generality of Section 2.18, Notes that the Company or any of its Subsidiaries have purchased or otherwise acquired will be deemed to remain outstanding (except to the extent provided in Section 2.16) until such time as such Notes are delivered to the Trustee for cancellation. Any Note or Class A Common Stock issued upon the Conversion of a Note that is repurchased or owned by an Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such note or common stock, as the case may be, no longer being a “restricted security” (as defined in Rule 144).
Article 4.REPURCHASE AND REDEMPTION
Section 4.01No Sinking Fund.
No sinking fund is required to be provided for the Notes.
Section 4.02Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change.
(A)Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs prior to the Maturity Date, then each Holder will have the right (the “Fundamental

Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.
(B)Repurchase Prohibited in Certain Circumstances.. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (except in the case of an acceleration solely as a result of a default by the Company in the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to the first sentence of Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase Upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).
(C)Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty-five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).
(D)Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.
(E)Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder, the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee) a notice of such Fundamental Change (a “Fundamental Change Notice”).
Such Fundamental Change Notice must state:
(i)briefly, the events causing such Fundamental Change;

(ii)the effective date of such Fundamental Change;
(iii)the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;
(iv)the Fundamental Change Repurchase Date for such Fundamental Change;
(v)the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 4.02(D));
(vi)the name and address of the Paying Agent and the Conversion Agent;
(vii)the Conversion Rate in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);
(viii)that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;
(ix)that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be Converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Indenture; and
(x)the CUSIP and ISIN numbers, if any, of the Notes.
Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.
(F)Procedures to Exercise the Fundamental Change Repurchase Right.
(i)Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:
(1)before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and
(2)such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book- entry transfer (if such Note is a Global Note).
The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii)Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and
(3)that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note;
provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).
(iii)Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:
(1)if such Note is a Physical Note, the certificate number of such Note;
(2)the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and
(3)the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination;
provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).
Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.11, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).
(G)Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable

Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).
(H)Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or other similar taxes) than such owner would have received had the Company repurchased such Note.
(I)No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Class A Common Stock Change Event that constitutes a Fundamental Change pursuant to clause (B)(ii) of the definition thereof (regardless of whether such Class A Common Stock Change Event also constitutes a Fundamental Change pursuant to any other clause of such definition), if (i) the Reference Property of such Class A Common Stock Change Event consists entirely of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become Convertible, pursuant to Section 5.09(A) and, if applicable, Section 5.07, into consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Fundamental Change required pursuant to Section 5.01(C)(i)(3)(b) and includes, in such notice, a statement that the Company is relying on this Section 4.02(I).
(J)Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e-4 and 14e-1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in this Indenture; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 4.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations; rather the Company will be deemed to be in compliance with such obligations if the Company complies with its obligation to repurchase Notes upon a Fundamental Change in accordance with this Indenture, modified as necessary by the Company in good faith to permit compliance with such law or regulation.
(K)Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized

Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.
Section 4.03Right of the Company to Redeem the Notes.
(A)No Right to Redeem Before April 20, 2029. The Company may not redeem the Notes at its option pursuant to this Section 4.03 at any time before April 20, 2029.
(B)Right to Redeem the Notes on or After April 20, 2029. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, or any portion in an Authorized Denomination, of the Notes, at any time, and from time to time, on a Redemption Date on or after April 20, 2029 and on or before the fortieth (40th) Scheduled Trading Day immediately before the Maturity Date, for cash, but only if (i) the Notes are Freely Tradable as of the Redemption Notice Date for such Redemption, unless a Redemption Cash Settlement Election applies, and all accrued and unpaid Additional Interest, if any, has been paid in full as of the most recent Interest Payment Date occurring on or before such Redemption Notice Date; and (ii) the Last Reported Sale Price per share of Class A Common Stock has been at least one hundred and thirty percent (130%) of the Conversion Price on (x) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before such Redemption Notice Date; and (y) the Trading Day immediately before such Redemption Notice Date; provided, however, that the Company will not call less than all of the outstanding Notes for Redemption unless the excess of the principal amount of Notes outstanding as of the time the Company sends the related Redemption Notice over the aggregate principal amount of Notes set forth in such Redemption Notice as being subject to such Redemption is at least seventy-five million dollars ($75,000,000). For the avoidance of doubt, the calling of any Notes for Redemption will constitute a Make-Whole Fundamental Change with respect to such Notes pursuant to clause (ii) of the definition thereof. A “Redemption Cash Settlement Election” shall apply if, in accordance with the provisions of Section 5.02, the Company elects to settle all Conversions of Notes called (or deemed called) for Redemption with a Conversion Date that occurs on or after the Redemption Notice Date for such Redemption and on or before the Scheduled Trading Day immediately preceding the related Redemption Date by Cash Settlement.
(C)Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Redemption Date (excluding in the case of an acceleration solely as a result of a failure to make the payment of the related Redemption Price, and any related interest pursuant to the proviso to the first sentence of Section 4.03(E), on such Redemption Date), then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).
(D)Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than seventy-five (75), nor less than forty-five (45), Scheduled Trading Days after the Redemption Notice Date for such Redemption; provided, however, that if, in accordance with Section 5.03(A)(i) (3), the Company has elected to settle all Conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the second (2nd) Business Day immediately before the Redemption Date by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Business Day no more than sixty (60), nor less than ten (10), calendar days after such Redemption Notice Date.

(E)Redemption Price. The Redemption Price for any Note called for Redemption is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Note to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.05(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.05(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.
(F)Redemption Notice. To call any Notes for Redemption, the Company must send to each applicable Holder of such Notes (with a copy to the Trustee and Conversion Agent (if other than the Trustee)) a written notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:
(i)that such Notes have been called for Redemption, briefly describing the Company’s Redemption right under this Indenture;
(ii)the Redemption Date for such Redemption;
(iii)the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to the first sentence of Section 4.03(E));
(iv)the name and address of the Paying Agent and the Conversion Agent;
(v)that Notes called for Redemption may be Converted at any time before the Close of Business on the second (2nd) Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);
(vi)the Conversion Rate in effect on the Redemption Notice Date for such Redemption and a description and quantification of any adjustments to the Conversion Rate that may result from such Redemption (including pursuant to Section 5.07);
(vii)the Settlement Method that will apply to all Conversions of Notes with a Conversion Date that occurs on or after such Redemption Notice Date and on or before the second (2nd) Business Day before such Redemption Date;
(viii)that Notes called for Redemption must be delivered to the Paying Agent (in the case of Physical Notes) or the Depositary Procedures must be complied with (in the case of Global Notes) for the Holder thereof to be entitled to receive the Redemption Price; and

(ix)the CUSIP and ISIN numbers, if any, of the Notes.
On or before the Redemption Notice Date, the Company will send a copy of such Redemption Notice to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee).
(G)Selection and Conversion of Notes to Be Redeemed in Part.
(i)If less than all Notes then outstanding are called for Redemption, then the Notes to be redeemed will be selected by the Company as follows: (1) in the case of Global Notes, in accordance with the Depositary Procedures; and (2) in the case of Physical Notes, pro rata, by lot or by such other method the Company considers fair and appropriate.
(ii)If only a portion of a Note is subject to Redemption and such Note is Converted in part, then the Converted portion of such Note will be deemed to be from the portion of such Note that was subject to Redemption.
(H)Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for a Note (or portion thereof) subject to Redemption to be paid to the Holder thereof on or before the applicable Redemption Date. For the avoidance of doubt, interest payable pursuant to the proviso to the first sentence of Section 4.03(E) on any Note (or portion thereof) subject to Redemption must be paid pursuant to such proviso.
(I)Special Provisions for Partial Calls. If the Company elects to redeem less than all of the outstanding Notes pursuant to this Section 4.03, and the Holder of any Note, or any owner of a beneficial interest in any Global Note, is reasonably not able to determine, before the Close of Business on the forty-second (42nd) Scheduled Trading Day (or, if, in accordance with Section 5.03(A)(i)(3), the Company has elected to settle all Conversions of Notes with a Conversion Date that occurs on or after the Redemption Notice Date for such Redemption and on or before the second (2nd) Business Day immediately before the Redemption Date by Physical Settlement, the eighth (8th) calendar day) immediately before the Redemption Date for such Redemption, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Redemption, then such Holder or owner, as applicable, will be entitled to Convert such Note or beneficial interest, as applicable, at any time before the Close of Business on the second (2nd) Business Day immediately before such Redemption Date, and each such Conversion will be deemed to be of a Note called for Redemption for purposes of this Section 4.03 and Sections 5.01(C)(i)(4) and 5.07. For the avoidance of doubt, each reference in this Indenture (including the Guarantees herein) or the Notes to (x) any Note that is called for Redemption (or similar language) includes any Note that is deemed to be called for Redemption pursuant to this Section 4.03(I); and (y) any Note that is not called for Redemption (or similar language) excludes any Note that is deemed to be called for Redemption pursuant to this Section 4.03(I).
(J)Repurchases or Other Acquisitions Other Than by Redemption Not Affected. For the avoidance of doubt, nothing in this Section 4.03 will limit or otherwise apply to any repurchase or other acquisition, by the Company or its Affiliates, or any other Person, of any Notes not by Redemption (including in open market transactions, negotiated transactions, private or public tender or exchange offers or otherwise).
Article 5.THE CONVERSION OF NOTES

Section 5.01Right to Convert.
(A)Generally. Subject to the provisions of this Article 5, each Holder may, at its option, Convert such Holder’s Notes into Conversion Consideration.
(B)Conversions in Part. Subject to the terms of this Indenture, Notes may be Converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the Conversion of a Note in whole will equally apply to Conversions of a permitted portion of a Note.
(C)When Notes May Be Converted.
(i)Generally. Subject to Section 5.01(C)(ii), a Note may be Converted only in the following circumstances:
(1)Conversion Upon Satisfaction of Class A Common Stock Sale Price Condition. A Holder may Convert its Notes during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2026, if the Last Reported Sale Price per share of Class A Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price for each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter.
(2)Conversion Upon Satisfaction of Note Trading Price Condition. A Holder may Convert its Notes during the five (5) consecutive Business Days immediately after any ten (10) consecutive Trading Day period (such ten (10) consecutive Trading Day period, the “Measurement Period”) if the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures set forth below, for each Trading Day of the Measurement Period was less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Class A Common Stock on such Trading Day and the Conversion Rate on such Trading Day. The condition set forth in the preceding sentence is referred to in this Indenture as the “Trading Price Condition.”
The Trading Price will be determined by the Bid Solicitation Agent pursuant to this Section 5.01(C)(i)(2) and the definition of “Trading Price.” The Bid Solicitation Agent (if not the Company) will have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing, and the Company will have no obligation to make such request (or seek bids itself) unless a Holder holding at least five million dollars ($5,000,000) in aggregate principal amount of Notes (or such lesser principal amount as may then be outstanding) provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Class A Common Stock and the Conversion Rate. If a Holder provides such evidence, then the Company will (if acting as Bid Solicitation Agent), or will instruct the Bid Solicitation Agent to, determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Class A Common Stock on such Trading Day and the Conversion Rate on such Trading Day. If the Trading Price Condition has been met as set forth above, then the Company will notify the Holders (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) of the same. If, on any Trading Day after the Trading Price Condition has been met as set forth above, the Trading Price per $1,000 principal amount of Notes is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Class A Common Stock on such Trading Day and the Conversion Rate on such Trading Day, then the Company will notify the Holders (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) of the same.
(3)Conversion Upon Specified Corporate Events.
(a)Certain Distributions. If, before January 15, 2031, the Company elects to:
(I)distribute, to all or substantially all holders of Class A Common Stock, any rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, so long as such rights have not separated from the Class A Common Stock and are not exercisable until the occurrence of a triggering event, except that such rights will be deemed to be distributed under this clause (a) upon their separation from the Class A Common Stock or upon the occurrence of such triggering event) entitling them, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced (determined in the manner set forth in the third paragraph of Section 5.05(A)(ii)); or
(II)distribute, to all or substantially all holders of Class A Common Stock, assets or securities of the Company or rights to purchase the Company’s securities, which distribution per share of Class A Common Stock has a value, as reasonably determined by the Company in good faith, exceeding ten percent (10%) of the Last Reported Sale Price per share of Class A Common Stock on the Trading Day immediately before the date such distribution is announced, then, in either case, (x) the Company will send notice of such distribution, and of the related right to Convert Notes, to Holders (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) at least thirty-five (35) Scheduled Trading Days before the Ex-Dividend Date for such distribution (or, if later in the case of any such separation of rights issued pursuant to a stockholder rights plan or the occurrence of any such triggering event under a stockholder rights plan, as soon as reasonably practicable after the Company becomes aware that such separation or triggering event has occurred or will occur); and (y) once the Company has sent such notice, Holders may Convert their Notes at any time until the earlier of the Close of Business on the Business Day immediately before such Ex-Dividend Date and the Company’s announcement that such distribution will not take place; provided, however, that the Notes will not become Convertible pursuant to clause (y) above (but the Company will be required to send notice of such distribution pursuant to clause (x) above) on account of such distribution if each Holder participates, at the same time and on the same terms as holders of Class A Common Stock, and solely by virtue of being a Holder, in such distribution without having to Convert such Holder’s Notes and as if such Holder held a number of shares of Class A Common Stock equal to the product of (i) the Conversion Rate in effect on the record date for such distribution; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such record date; provided, further, that if the Company is then otherwise permitted to settle Conversions of Notes by Physical Settlement (and, for the avoidance of doubt, the Company has not elected (or been deemed to have elected) another Settlement Method to apply, including pursuant to Section 5.03(A)(i)(1)), then the Company may instead elect to provide such notice at least ten (10) Scheduled Trading Days before such Ex-Dividend Date, in which case (x) the Company must settle all Conversions of Notes with a Conversion Date occurring on or after the date the Company provides such notice and on or before the Business Day immediately before the Ex- Dividend Date for such distribution (or any earlier announcement by the Company that such distribution will not take place) by Physical Settlement; and (y) such notice must state that all such Conversions will be settled by Physical Settlement.
(b)Certain Corporate Events. If a Fundamental Change, Make-Whole Fundamental Change (other than a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof) or Class A Common Stock Change Event occurs (other than a merger or other business combination transaction that is effected solely to change the Company’s jurisdiction of incorporation and that does not constitute a Fundamental Change or a Make-Whole Fundamental Change), then, in each case, Holders may Convert their Notes at any time from, and including, the effective date of such transaction or event to, and including, the thirty fifth (35th) Trading Day after such effective date (or, if such transaction or event also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, but excluding, the related Fundamental Change Repurchase Date); provided, however, that if the Company does not provide the notice referred to in the immediately following sentence by no later than the second (2nd) Business Day after such effective date, then the last day on which the Notes are Convertible pursuant to this sentence will be extended by the number of Business Days from, and including, the second (2nd) Business Day after the effective date to, but excluding, the date the Company provides such notice. No later than the second (2nd) Business Day after such effective date, the Company will send notice to the Holders (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)) of such transaction or event, such effective date and the related right to Convert Notes.
(4)Conversion Upon Redemption. If the Company calls any Note for Redemption, then the Holder of such Note may Convert such Note at any time before the Close of Business on the second (2nd) Business Day immediately before the related Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full).

(5)Conversions During Free Convertibility Period. A Holder may Convert its Notes at any time from, and including, January 15, 2031 until the Close of Business on the second (2nd) Scheduled Trading Day immediately before the Maturity Date.
For the avoidance of doubt, the Notes may become Convertible pursuant to any one or more of the preceding sub-paragraphs of this Section 5.01(C)(i) and the Notes ceasing to be Convertible pursuant to a particular sub-paragraph of this Section 5.01(C)(i) will not preclude the Notes from being Convertible pursuant to any other sub-paragraph of this Section 5.01(C)(i).
(ii)Limitations and Closed Periods. Notwithstanding anything to the contrary in this Indenture (including the Guarantees herein) or the Notes:
(1)Notes may be surrendered for Conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;
(2)in no event may any Note be Converted after the Close of Business on the second (2nd) the Scheduled Trading Day immediately before the Maturity Date;
(3)if the Company calls any Note for Redemption pursuant to Section 4.03, then the Holder of such Note may not Convert such Note after the Close of Business on the second (2nd) Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with this Indenture; and
(4)if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be Converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the Fundamental Change Repurchase Price for such Note when required in accordance with this Indenture.
Section 5.02Conversion Procedures.
(A)Generally.
(i)Global Notes. To Convert a beneficial interest in a Global Note that is Convertible pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for Converting such beneficial interest (at which time such Conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).
(ii)Physical Notes. To Convert all or a portion of a Physical Note that is Convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the Conversion Notice attached to such Physical Note or a facsimile of such Conversion Notice; (2) deliver such Physical Note to the Conversion Agent (at which time such Conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(B)Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof) to be Converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or 5.02(D), upon such Conversion) be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).
(C)Holder of Record of Conversion Shares. The Person in whose name any share of Class A Common Stock is issuable upon Conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on (i) the Conversion Date for such Conversion, in the case of Physical Settlement; or (ii) the last VWAP Trading Day of the Observation Period for such Conversion, in the case of Combination Settlement.
(D)Interest Payable Upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for Conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for Conversion need not deliver such cash (w) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the second (2nd) Business Day immediately after such Interest Payment Date; (x) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (y) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; or (z) to the extent of any Additional Interest, Special Interest, overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is Converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be Converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for Conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).
(E)Taxes and Duties. If a Holder Converts a Note, the Company will pay or cause to be paid any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any shares of Class A Common Stock upon such Conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty or evidence satisfactory to the Conversion Agent that such tax or duty has been paid, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.
(F)Conversion Agent to Notify Company of Conversions. If any Note is submitted for Conversion to the Conversion Agent or the Conversion Agent receives any notice of Conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the

Trustee of such occurrence, together with any other information reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.
Section 5.03Settlement Upon Conversion.
(A)Settlement Method. Upon the Conversion of any Note, the Company will settle such Conversion by paying or delivering, as applicable and as provided in this Article 5, either (x) shares of Class A Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(1) (a “Physical Settlement”); (y) solely cash as provided in Section 5.03(B)(i)(2) (a “Cash Settlement”); or (z) a combination of cash and shares of Class A Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(i)(3) (a “Combination Settlement”).
(i)The Company’s Right to Elect Settlement Method. The Company will have the right to elect the Settlement Method applicable to any Conversion of a Note; provided, however, that:
(1)subject to clause (3) below, all Conversions of Notes with a Conversion Date that occurs on or after January 15, 2031 will be settled using the same Settlement Method, and the Company will send notice of such Settlement Method to Holders no later than the Open of Business on January 15, 2031;
(2)subject to clause (3) below, if the Company elects a Settlement Method with respect to the Conversion of any Note whose Conversion Date occurs before January 15, 2031, then the Company will send notice of such Settlement Method to the Holder of such Note no later than the Close of Business on the Business Day immediately after such Conversion Date;
(3)if any Notes are called for Redemption, then (a) the Company will specify, in the related Redemption Notice (and, in the case of a Redemption of less than all outstanding Notes, in a notice simultaneously sent to all Holders of Notes not called for Redemption) sent pursuant to Section 4.03(F), the Settlement Method that will apply to all Conversions of Notes with a Conversion Date that occurs on or after the related Redemption Notice Date and on or before the second (2nd) Business Day before the related Redemption Date; and (b) if such Redemption Date occurs on or after January 15, 2031, then such Settlement Method must be the same Settlement Method that, pursuant to clause (1) above, applies to all Conversions of Notes with a Conversion Date that occurs on or after January 15, 2031;
(4)the Company will use the same Settlement Method for all Conversions of Notes with the same Conversion Date (and, for the avoidance of doubt, the Company will not be obligated to use the same Settlement Method with respect to Conversions of Notes with different Conversion Dates, except as provided in clause (1) or (3) above);
(5)if the Company does not timely elect a Settlement Method with respect to the Conversion of a Note, then the Company will be deemed to have elected the Default Settlement Method (and, for the avoidance of doubt, the failure to timely make such election will not constitute a Default or Event of Default);

(6)if the Company timely elects Combination Settlement with respect to the Conversion of a Note but does not timely notify the Holder of such Note of the applicable Specified Dollar Amount, then the Specified Dollar Amount for such Conversion will be deemed to be $1,000 per $1,000 principal amount of Notes (and, for the avoidance of doubt, the failure to timely send such notification will not constitute a Default or Event of Default); and
(7)the Settlement Method will be subject to Sections 4.03(D) and 5.01(C)(i)(3)(a).
At or before the time the Company sends any notice referred to in the preceding sentence, the Company will send a copy of such notice to the Trustee and the Conversion Agent (if other than the Trustee), but the failure to timely send such copy will not affect the validity of any Settlement Method election.
(ii)The Company’s Right to Irrevocably Fix or Eliminate Settlement Methods. The Company will have the right, exercisable at its election by sending notice of such exercise to the Holders (with a copy to the Trustee and the Conversion Agent (if other than the Trustee)), to (1) irrevocably fix the Settlement Method that will apply to all Conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders; or (2) irrevocably eliminate any one or more (but not all) Settlement Methods (including eliminating Combination Settlement with a particular Specified Dollar Amount or range of Specified Dollar Amounts) with respect to all Conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders, provided, in each case, that (w) the Settlement Method so elected pursuant to clause (1) above, or the Settlement Method(s) remaining after any elimination pursuant to clause (2) above, as applicable, must be a Settlement Method or Settlement Method(s), as applicable, that the Company is then permitted to elect (for the avoidance of doubt, including pursuant to, and subject to, the other provisions of this Section 5.03(A)); (x) no such irrevocable election will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to this Indenture (including pursuant to Section 8.01(G) or this Section 5.03(A)); (y) upon any such irrevocable election pursuant to clause (1) above, the Default Settlement Method will automatically be deemed to be set to the Settlement Method so fixed; and (z) upon any such irrevocable election pursuant to clause (2) above, the Company will, if needed, simultaneously change the Default Settlement Method to a Settlement Method that is consistent with such irrevocable election. Such notice, if sent, must set forth the applicable Settlement Method(s) so elected or eliminated, as applicable, and the Default Settlement Method applicable immediately after such election, and expressly state that the election is irrevocable and applicable to all Conversions of Notes with a Conversion Date that occurs on or after the date such notice is sent to Holders. For the avoidance of doubt, such an irrevocable election, if made, will be effective without the need to amend this Indenture (including the Guarantees herein) or the Notes, including pursuant to Section 8.01(G) (it being understood, however, that the Company may nonetheless choose to execute such an amendment at its option).
(iii)Requirement to Publicly Disclose the Fixed or Default Settlement Method. If the Company changes the Default Settlement Method pursuant to clause (i) of the proviso to the definition of such term or irrevocably fixes the Settlement Method(s) pursuant to Section 5.03(A)(ii), then the Company will, substantially concurrently therewith, either post the Default Settlement Method or fixed Settlement Method(s), as applicable, on its website or disclose the same in a Current Report on Form 8-K (or any successor form) that is filed with, or furnished to, the SEC.

(B)Conversion Consideration.
(i)Generally. Subject to Sections 5.03(B)(ii), 5.03(B)(iii) and 5.09(A)(2) the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be Converted will be as follows:
(1)if Physical Settlement applies to such Conversion, a number of shares of Class A Common Stock equal to the Conversion Rate in effect on the Conversion Date for such Conversion;
(2)if Cash Settlement applies to such Conversion, cash in an amount equal to the sum of the Daily Conversion Values for each VWAP Trading Day in the Observation Period for such Conversion; or
(3)if Combination Settlement applies to such Conversion, consideration consisting of (a) a number of shares of Class A Common Stock equal to the sum of the Daily Share Amounts for each VWAP Trading Day in the Observation Period for such Conversion; and (b) an amount of cash equal to the sum of the Daily Cash Amounts for each VWAP Trading Day in such Observation Period.
(ii)Cash in Lieu of Fractional Shares. If Physical Settlement or Combination Settlement applies to the Conversion of any Note and the number of shares of Class A Common Stock deliverable pursuant to Section 5.03(B)(i) upon such Conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such Conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Daily VWAP on the Conversion Date for such Conversion (or, if such Conversion Date is not a VWAP Trading Day, the immediately preceding VWAP Trading Day), in the case of Physical Settlement; or (y) the Daily VWAP on the last VWAP Trading Day of the Observation Period for such Conversion, in the case of Combination Settlement.
(iii)Conversion of Multiple Notes by a Single Holder. If a Holder Converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such Conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes Converted on such Conversion Date by such Holder.
(iv)Notice of Calculation of Conversion Consideration. If Cash Settlement or Combination Settlement applies to the Conversion of any Note, then the Company will determine the Conversion Consideration due thereupon promptly following the last VWAP Trading Day of the applicable Observation Period and will promptly thereafter send notice to the Trustee and the Conversion Agent (if other than the Trustee) of the same and the calculation thereof in reasonable detail. Neither the Trustee nor the Conversion Agent will have any duty to make any such determination.
(C)Delivery of the Conversion Consideration. Except as set forth in Sections 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the Conversion of any Note to the Holder as follows: (i) if Cash Settlement or Combination Settlement applies to such Conversion, on or before the second (2nd) Business Day immediately after the last VWAP Trading Day of the Observation Period for such Conversion; and (ii) if Physical Settlement applies to such Conversion, on or before the second (2nd) Business Day immediately after the Conversion Date for such Conversion; provided, however, that if Physical

Settlement applies to the Conversion of any Note with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, or of any Note that has been called for Redemption with a Conversion Date that occurs during the fifteen (15) calendar days preceding the related Redemption Date, then, solely for purposes of such Conversion, (x) the Company will pay or deliver, as applicable, the Conversion Consideration due upon such Conversion on or before the Maturity Date (or, if the Maturity Date is not a Business Day, the next Business Day), in the case of a Conversion of any Note with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, or the related Redemption Date, in the case of a Conversion of any Note that has been called for Redemption with a Conversion Date that occurs during the fifteen (15) calendar days preceding such Redemption Date; and (y) the Conversion Date will instead be deemed to be the second (2nd) Business Day immediately before the date referred to in clause (x).
(D)Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder Converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such Conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note to, but excluding the Conversion Date. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a Converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, subject to Section 5.02(D), if the Conversion Consideration for a Note consists of both cash and shares of Class A Common Stock, then accrued and unpaid interest that is deemed to be paid therewith will be deemed to be paid first out of such cash.
Section 5.04Reserve and Status of Class A Common Stock Issued Upon Conversion.
(A)Stock Reserve. At all times when any Notes are outstanding, the Company will reserve (out of its authorized and not outstanding shares of Class A Common Stock that are not reserved for other purposes) a number of shares of Class A Common Stock sufficient to permit the Conversion of all then-outstanding Notes, assuming (x) Physical Settlement will apply to such Conversion; and (y) the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07. To the extent the Company delivers shares of Class A Common Stock held in its treasury in settlement of the Conversion of any Notes, each reference in this Indenture or the Notes to the issuance of shares of Class A Common Stock in connection therewith will be deemed to include such delivery, mutatis mutandis.
(B)Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon Conversion of any Note will be a newly issued or treasury share (except that any Conversion Share delivered by a designated financial institution pursuant to Section 5.08 need not be a newly issued or treasury share) and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Class A Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will use commercially reasonable efforts to cause each Conversion Share, when delivered upon Conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05Adjustments to the Conversion Rate.
(A)Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:
(i)Stock Dividends, Splits and Combinations. If the Company issues solely shares of Class A Common Stock as a dividend or distribution on all or substantially all shares of the Class A Common Stock, or if the Company effects a stock split or a stock combination of the Class A Common Stock (in each case excluding an issuance solely pursuant to a Class A Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:
where:
CR0 =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;
CR1 =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date, as applicable;
OS0 =    the number of shares of Class A Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and
OS1 =    the number of shares of Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.
If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.
(ii)Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Class A Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the record date of such distribution, to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:
where:
CR0 =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;
CR1 =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
OS =    the number of shares of Class A Common Stock outstanding immediately before the Open of Business on such Ex-Dividend Date;
X =    the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and
Y =    a number of shares of Class A Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.
To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Class A Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered upon exercise of such rights, options or warrants.
For purposes of this Section 5.05(A)(ii) and Section 5.01(C)(i)(3)(a)(I), in determining whether any rights, options or warrants entitle holders of Class A Common Stock to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith and in a commercially reasonable manner.
(iii)Spin-Offs and Other Distributed Property.
(1)Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Class A Common Stock, excluding:
(a)dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);
(b)dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);
(c)rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);
(d)Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);
(e)a distribution solely pursuant to a tender offer or exchange offer for shares of Class A Common Stock, as to which Section 5.05(A)(v) will apply; and
(f)a distribution solely pursuant to a Class A Common Stock Change Event, as to which Section 5.09 will apply, then the Conversion Rate will be increased based on the following formula:
where:
CR0 =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such distribution;

CR1 =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP =    the average of the Last Reported Sale Prices per share of Class A Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such Ex-Dividend Date; and
FMV =    the fair market value (as determined by the Company in good faith and in a commercially reasonable manner), as of such Ex-Dividend Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Class A Common Stock pursuant to such distribution;
provided, however, that if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Class A Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such record date, a number of shares of Class A Common Stock equal to the Conversion Rate in effect on such record date.
To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.
(2)Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate, a Subsidiary or other business unit of the Company to all or substantially all holders of the Class A Common Stock (other than solely pursuant to (x) a Class A Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Class A Common Stock, as to which Section 5.05(A)(v) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:
where:
CR0 =    the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;
CR1 =    the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV =    the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Class A Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Class A Common Stock in such Spin-Off; and
SP =    the average of the Last Reported Sale Prices per share of Class A Common Stock for each Trading Day in the Spin-Off Valuation Period.
Notwithstanding anything to the contrary in this Section 5.05(A)(iii)(2), (i) if any VWAP Trading Day of the Observation Period for a Note whose Conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such Conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose Conversion will be settled pursuant to Physical Settlement occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the Conversion Consideration for such Conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.
To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(iv)Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Class A Common Stock, then the Conversion Rate will be increased based on the following formula:
where:
CR0 =    the Conversion Rate in effect immediately before the Open of Business on the Ex-Dividend Date for such dividend or distribution;
CR1 =    the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP =    the Last Reported Sale Price per share of Class A Common Stock on the Trading Day immediately before such Ex-Dividend Date; and
D =    the cash amount distributed per share of Class A Common Stock in such dividend or distribution;
provided, however, that if D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Class A Common Stock, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such record date, a number of shares of Class A Common Stock equal to the Conversion Rate in effect on such record date.
To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.
(v)Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Class A Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Company in good faith and in a commercially reasonable manner) of the cash and other consideration paid per share of Class A Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Class A Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:
where:
CR0 =    the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period for such tender or exchange offer;
CR1 =    the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;
AC =    the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith and in a commercially reasonable manner) of all cash and other consideration paid for shares of Class A Common Stock purchased or exchanged in such tender or exchange offer;

OS0 =    the number of shares of Class A Common Stock outstanding immediately before the Expiration Time (including all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);
OS1=    the number of shares of Class A Common Stock outstanding immediately after the Expiration Time (excluding all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer); and
SP =    the average of the Last Reported Sale Prices per share of Class A Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;
provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary in this Section 5.05(A)(v), (i) if any VWAP Trading Day of the Observation Period for a Note whose Conversion will be settled pursuant to Cash Settlement or Combination Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Rate for such VWAP Trading Day for such Conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date for such tender or exchange offer to, and including, such VWAP Trading Day; and (ii) if the Conversion Date for a Note whose Conversion will be settled pursuant to Physical Settlement occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then, solely for purposes of determining the Conversion Consideration for such Conversion, such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.
To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Class A Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Class A Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.
(B)No Adjustments in Certain Cases.
(i)Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Class A Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to Convert such Holder’s Notes and as if such Holder held a number of shares of Class A Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii)Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:
(1)except as otherwise provided in Section 5.05, the sale of shares of Class A Common Stock for a purchase price that is less than the market price per share of Class A Common Stock or less than the Conversion Price;
(2)the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class A Common Stock under any such plan;
(3)the issuance of any shares of Class A Common Stock or options or rights to purchase shares of Class A Common Stock pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan (including pursuant to any “evergreen” provision thereof) of, or assumed by, the Company or any of its Subsidiaries;
(4)the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right or convertible, exercisable or exchangeable security of the Company outstanding as of the Issue Date;
(5)a third-party tender offer, other than a tender offer that is subject to Section 5.05(A)(v);
(6)the repurchase of any shares of our Common Stock pursuant to an open-market share repurchase program or other buyback transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buyback transaction, in each case that is not subject to Section 5.05(A)(v);
(7)solely a change in the par value of the Common Stock;
(8)upon the conversion or reclassification of any or all of any shares of our Class B Common Stock or Class C Common Stock into shares of Class A Common Stock; or
(9)accrued and unpaid interest on the Notes.
(C)Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (i) when all such deferred adjustments would, had they not been so deferred and carried forward, result in a change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of, or any VWAP Trading Day of an Observation Period for, any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (iv) the date the Company calls any Notes for Redemption; and (v) January 15, 2031.
(D)Adjustments Not Yet Effective. Notwithstanding anything to the contrary in this Indenture (including the Guarantees herein) or the Notes, if:

(i)a Note is to be Converted pursuant to Physical Settlement or Combination Settlement;
(ii)the record date, effective date or Expiration Time for any event that requires an adjustment to the Conversion Rate pursuant to Section 5.05(A) has occurred on or before the Conversion Date for such Conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such Conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;
(iii)the Conversion Consideration due upon such Conversion includes any whole shares of Class A Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Common Stock (in the case of Combination Settlement); and
(iv)such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise), then, solely for purposes of such Conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement) and, for the avoidance of doubt, such shares will not be entitled to participate in such event. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such Conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such Conversion until the second (2nd) Business Day after such first date.
(E)Conversion Rate Adjustments. Where Converting Holders Participate in the Relevant Transaction or Event. Notwithstanding anything to the contrary in this Indenture (including the Guarantees herein) or the Notes, if:
(i)a Conversion Rate adjustment for any dividend or distribution becomes effective on any Ex- Dividend Date pursuant to Section 5.05(A);
(ii)a Note is to be Converted pursuant to Physical Settlement or Combination Settlement;
(iii)the Conversion Date for such Conversion (in the case of Physical Settlement) or any VWAP Trading Day in the Observation Period for such Conversion (in the case of Combination Settlement) occurs on or after such Ex-Dividend Date and on or before the related record date;
(iv)the Conversion Consideration due upon such Conversion includes any whole shares of Class A Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Class A Common Stock (in the case of Combination Settlement), in each case based on a Conversion Rate that is adjusted for such dividend or distribution; and
(v)such shares would be entitled to participate in such dividend or distribution (including pursuant to Section 5.02(C)), then (x) in the case of Physical Settlement, such Conversion Rate adjustment will not be given effect for such Conversion and the shares of Class A Common Stock issuable upon such Conversion based on such unadjusted Conversion Rate will not be entitled to participate in such dividend or distribution, but there will be added, to the Conversion Consideration otherwise due upon such Conversion, the same kind and amount of consideration that would have been delivered in such dividend or distribution with respect to such shares of Class A Common Stock had such shares been entitled to participate in such dividend or distribution; and (y) in the case of Combination Settlement, the Conversion Rate adjustment relating to such Ex-Dividend Date will be made for such Conversion in respect of such VWAP Trading Day, but the shares of Class A Common Stock issuable with respect to such VWAP Trading Day based on such adjusted Conversion Rate will not be entitled to participate in such dividend or distribution.
(F)Stockholder Rights Plans. If any shares of Class A Common Stock are to be issued upon Conversion of any Note and, at the time of such Conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under this Indenture upon such Conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Class A Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Class A Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 5.05(A)(iii)(1).
(G)Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Class A Common Stock being less than the par value per share of Class A Common Stock.
(H)Equitable Adjustments to Prices. Whenever any provision of this Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a period of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), or to calculate Daily VWAPs over an Observation Period, the Company will make appropriate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period or Observation Period, as applicable.
(I)Calculation of Number of Outstanding Shares of Class A Common Stock. For purposes of Section 5.05(A), the number of shares of Class A Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock; and (ii) exclude shares of Class A Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Class A Common Stock held in its treasury).
(J)Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Class A Common Stock (with 5/100,000ths rounded upward).
(K)Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06Voluntary Adjustments.
(A)Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Class A Common Stock or rights to purchase Class A Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Class A Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.
(B)Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to Section 5.06(A), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 5.06(A), the Company will send notice to each Holder, the Trustee and the Conversion Agent (if other than the Trustee) of such increase, the amount thereof and the period during which such increase will be in effect.
Section 5.07Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.
(A)Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the Conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such Conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

	Stock Price
Make-Whole Fundamental Change Effective Date	$11.84	$13.00	$15.98	$17.00	$20.78	$25.00	$40.00	$60.00	$85.00	$110.00
January 9, 2026	21.8968	18.6877	12.9406	11.5318	7.7964	5.2940	1.6955	0.4612	0.0726	0.0000
April 15, 2027	21.8968	18.6877	12.9293	11.3935	7.3975	4.8120	1.3363	0.2915	0.0185	0.0000
April 15, 2028	21.8968	18.6877	12.4380	10.8088	6.6694	4.1044	0.9420	0.1488	0.0000	0.0000
April 15, 2029	21.8968	18.6877	11.3423	9.6276	5.4413	3.0388	0.4945	0.0355	0.0000	0.0000
April 15, 2030	21.8968	17.3885	9.0419	7.2712	3.3431	1.4856	0.0998	0.0000	0.0000	0.0000
April 15, 2031	21.8968	14.3604	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:
(i)if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two dates in the table above, then the number of Additional Shares will be determined by straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above or the earlier and later dates in the table above, based on a 365 or 366-day year, as applicable; and
(ii)if the Stock Price is greater than $110.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $11.84 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in this Indenture (including the Guarantees herein) or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 84.4594 shares of Class A Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).
For the avoidance of doubt, but subject to Section 4.03(I), (x) the sending of a Redemption Notice will constitute a Make-Whole Fundamental Change only with respect to the Notes called for Redemption pursuant to such Redemption Notice, and not with respect to the Notes not called (or deemed called) for redemption; and (y) the Conversion Rate applicable to the Notes not so called for Redemption will not be subject to increase pursuant to this Section 5.07 on account of such Redemption Notice.
(B)Adjustment of Stock Prices and Number of Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A).
(C)Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of each Make-Whole Fundamental Change (i) occurring pursuant to clause (A) of the definition thereof in accordance with Section 5.01(C)(i)(3)(b); and (ii) occurring pursuant to clause (B) of the definition thereof in accordance with Section 4.03(F).
Section 5.08Exchange in Lieu of Conversion.
Notwithstanding anything to the contrary in this Article 5, and subject to the terms of this Section 5.08, if a Note is submitted for Conversion, the Company may elect to arrange to have such Note exchanged in lieu of Conversion by a financial institution designated by the Company. To make such election, the Company must send notice of such election to the Holder of such Note, the Trustee and the Conversion Agent (if other than the Trustee) before the Close of Business on the Business Day immediately following the Conversion Date for such Note. If the Company has made such election, then:
(A)no later than the Business Day immediately following such Conversion Date, the Company must deliver (or cause the Conversion Agent to deliver) such Note, together with delivery instructions for the Conversion Consideration due upon such Conversion (including wire instructions, if applicable), to a financial institution designated by the Company that has agreed to deliver such Conversion Consideration in the manner and at the time the Company would have had to deliver the same pursuant to this Article 5;
(B)if such Note is a Global Note, then (i) such designated institution will send written confirmation to the Conversion Agent promptly after wiring the cash Conversion Consideration, if any, and delivering any other Conversion Consideration, due upon such Conversion to the Holder of such Note; and (ii) the Conversion Agent will as soon as reasonably practicable thereafter contact such Holder’s custodian with the Depositary to confirm receipt of the same; and
(C)such Note will not cease to be outstanding by reason of such exchange in lieu of Conversion;

provided, however, that if such financial institution does not accept such Note or fails to timely deliver such Conversion Consideration, then the Company will be responsible for delivering such Conversion Consideration in the manner and at the time provided in this Article 5 as if the Company had not elected to make an exchange in lieu of Conversion.
Section 5.09Effect of Class A Common Stock Change Event.
(A)Generally. If there occurs any:
(i)recapitalization, reclassification or change of the Class A Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Class A Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value and (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);
(ii)consolidation, merger, combination or binding or statutory share exchange involving the Company;
(iii)sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or
(iv)other similar event,
and, as a result of which, the Class A Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Class A Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Class A Common Stock would be entitled to receive on account of such Class A Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Indenture (including the Guarantees herein) or the Notes,
(1)from and after the effective time of such Class A Common Stock Change Event, (I) the Conversion Consideration due upon Conversion of any Note, and the conditions to any such Conversion, will be determined in the same manner as if each reference to any number of shares of Class A Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Class A Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” references to “Class A Common Stock” and the Company’s “Common Equity” will be deemed to refer to the Common Equity (including depositary receipts representing Common Equity), if any, forming part of such Reference Property;
(2)if such Reference Property Unit consists entirely of cash, then (I) each Conversion of any Note with a Conversion Date that occurs on or after the effective date of such Class A Common Stock Change Event will be settled entirely in cash in an amount, per $1,000 principal amount of such Note being Converted, equal to the product of (x) the Conversion Rate in effect on such Conversion Date (including, for the avoidance of doubt, any increase to such Conversion Rate pursuant to Section 5.07, if applicable); and (y) the amount of cash constituting such Reference Property Unit; and (II) the Company will settle each such Conversion no later than the fifth (5th) Business Day after the relevant Conversion Date; and
(3)for these purposes, (I) the Daily VWAP of any Reference Property Unit or portion thereof that consists of a class of Common Equity securities will be determined by reference to the definition of “Daily VWAP,” substituting, if applicable, the Bloomberg page for such class of securities in such definition; and (II) the Daily VWAP of any Reference Property Unit or portion thereof that does not consist of a class of Common Equity securities, and the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith and in a commercially reasonable manner by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).
If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Class A Common Stock, by the holders of Class A Common Stock. The Company will notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.
At or before the effective time of such Class A Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Class A Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will (x) provide for subsequent Conversions of Notes in the manner set forth in this Section 5.09; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) in a manner consistent with this Section 5.09; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of this Section 5.09(A). If the Reference Property includes shares of stock or other securities or assets (other than cash or cash equivalents) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders.
(B)Notice of Class A Common Stock Change Events. The Company will provide notice of each Class A Common Stock Change Event to Holders, the Trustee and the Conversion Agent (if other than the Trustee) no later than the second (2nd) Business Day after the effective date of such Class A Common Stock Change Event.
(C)Compliance Covenant. The Company will not become a party to any Class A Common Stock Change Event unless its terms are consistent with this Section 5.09.
Article 6.SUCCESSORS
Section 6.01When the Company May Merge, Etc.
(A)Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (an “Issuer Business Combination Event”), unless:
(i)the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a Qualified Successor Entity (such Qualified Successor Entity, the “Issuer Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Issuer Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under this Indenture and the Notes; and
(ii)immediately after giving effect to such Issuer Business Combination Event, no Default or Event of Default will have occurred and be continuing.
(B)Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. At or before the effective time of any Issuer Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Issuer Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.01(A); and (ii) all conditions precedent to such Issuer Business Combination Event provided in this Indenture have been satisfied.
Section 6.02Issuer Successor Entity Substituted.
At the effective time of any Issuer Business Combination Event that complies with Section 6.01, the Issuer Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Issuer Successor Entity had been named as the Company in this Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Indenture and the Notes.
Section 6.03Exclusion for Asset Transfers with Wholly Owned Subsidiaries.
Notwithstanding anything to the contrary in this Article 6, this Article 6 will not apply to any sale, lease or transfer of assets (other than by merger or consolidation) between or among the Company and any one or more of its Wholly Owned Subsidiaries. For the avoidance of doubt, in the case of any such sale, lease or transfer, the transferee will not succeed to the transferor, and the transferor will not be discharged from its obligations, under this Indenture and the Notes.
Section 6.04When a Guarantor May Merge, Etc.
(A)Generally. Except in circumstances under which Article 11 of this Indenture provides for the release of Guarantees, no Guarantor shall, and the Company shall not permit any such Guarantor to, consolidate with or merge with or into, or (directly, or indirectly through one or more of the Company’s Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of such Guarantor and its Subsidiaries, taken as a whole, to another Person (a “Guarantor Business Combination Event”), unless:
(i)the resulting, surviving or transferee Person either (x) is the Company or a Guarantor or (y) if not the Company or a Guarantor, is a Qualified Successor Entity (such Qualified Successor Entity, the “Guarantor Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Guarantor Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of such Guarantor’s obligations under its Guarantee under this Indenture and the Notes; and
(ii)immediately after giving effect to such Guarantor Business Combination Event, no Default or Event of Default will have occurred and be continuing.
Notwithstanding anything in Section 6.04(A)(i) to the contrary, and for the avoidance of doubt, if any such consolidation, merger, sale, lease or transfer involving a Guarantor would result in such Guarantor being released from all of its obligations as an issuer, borrower, obligor and guarantor under and of the Revolving Credit Facility and, following consummation of the Merger, all of the Anywhere Notes (and no Guarantor Successor Entity assumes such obligations under or of the Revolving Credit Facility or any of the Anywhere Notes), such consolidation, merger, sale, lease or transfer shall be deemed to not violate this Section 6.04(A) (assuming all other conditions set forth in this Section 6.04(A) are satisfied).
Notwithstanding any other provision herein, any Guarantor may (a) consolidate or otherwise combine with, merge into or transfer all or part of its properties and assets to another Guarantor or the Company, (b) subject to complying with Section 6.04(A)(i) (but, to avoid doubt, not Section 6.04(A)(ii)), consolidate or otherwise combine with or merge into an Affiliate incorporated or organized solely for the purpose of changing the legal domicile of the Guarantor, reincorporating the Guarantor in another jurisdiction, or changing the legal form of the Guarantor or (c) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor. Notwithstanding anything to the contrary herein, the Company or any of its Subsidiaries may contribute its capital stock to any Guarantor.
(B)Delivery of Officer’s Certificate and Opinion of Counsel to the Trustee. At or before the effective time of any Guarantor Business Combination Event, the Company will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that (i) such Guarantor Business Combination Event (and, if applicable, the related supplemental indenture) comply with Section 6.04(A); and (ii) all conditions precedent to such Guarantor Business Combination Event provided in this Indenture have been satisfied.
Section 6.05Guarantor Successor Entity Substituted.
At the effective time of any Guarantor Business Combination Event that complies with Section 6.04, the Guarantor Successor Entity (if not the Company or a Guarantor) will succeed to, and may exercise every right and power of, the relevant Guarantor under this Indenture and the Notes with the same effect as if such Guarantor Successor Entity had been named as the relevant Guarantor in this Indenture and the Notes, and, except in the case of a lease, the relevant Guarantor will be discharged from its obligations under its Guarantee under this Indenture and the Notes.
Section 6.06    Exclusion for Merger, Etc., with Another Guarantor or the Company.
Notwithstanding anything to the contrary in this Article 6, any Guarantor may consolidate with, merge with or into, or sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of such Guarantor’s assets to, another Guarantor or the Company.
Article 7.DEFAULTS AND REMEDIES

Section 7.01Events of Default.
(A)Definition of Events of Default. “Event of Default” means the occurrence of any of the following:
(i)a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, any Note;
(ii)a default for thirty (30) consecutive days in the payment when due of interest on any Note;
(iii)the Company’s failure to deliver, when required by this Indenture, a Fundamental Change Notice, or a notice pursuant to Section 5.01(C)(i)(3), if (in the case of any notice other than a notice pursuant to Section 5.01(C)(i)(3)(a)) such failure is not cured within five (5) Business Days after its occurrence;
(iv)a default in the Company’s obligation to Convert a Note in accordance with Article 5 upon the exercise of the Conversion right with respect thereto, if such default is not cured within five (5) Business Days after its occurrence;
(v)a default in the Company’s obligations under Article 6;
(vi)a default in any of the Company’s obligations or agreements under this Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty-five percent (25%) of the aggregate principal amount of Notes then outstanding, which notice must specify such default, demand that it be remedied and state that such notice is a “Notice of Default”;
(vii)a default by the Company or any of the Company’s Significant Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed with a principal amount of at least one hundred fifty million dollars ($150,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of the Company’s Significant Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:
(1)constitutes a failure to pay the principal of such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case after the expiration of any applicable grace period; or
(2)results in such indebtedness becoming or being declared due and payable before its stated maturity (an “acceleration”), in each case where such acceleration is not rescinded or annulled or such failure to pay or default is not cured or waived within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty-five percent (25%) of the aggregate principal amount of Notes then outstanding;
(viii)except as expressly permitted by this Indenture, the Guarantee of any Guarantor that is a Significant Subsidiary of the Company ceases to be in full force and effect or any Responsible Officer of any Guarantor that is a Significant Subsidiary denies that such Guarantor has any further liability under its Guarantee or gives notice to such effect; and
(ix)the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:
(1)commences a voluntary case or proceeding;
(2)consents to the entry of an order for relief against it in an involuntary case or proceeding;
(3)consents to the appointment of a custodian of it or for any substantial part of its property;
(4)makes a general assignment for the benefit of its creditors;
(5)takes any comparable action under any foreign Bankruptcy Law; or
(6)generally is not paying its debts as they become due; or
(x)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:
(1)is for relief against the Company or any of its Significant Subsidiaries in an involuntary case or proceeding;
(2)appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;
(3)orders the winding up or liquidation of the Company, any of its Significant Subsidiaries; or
(4)grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7.01(A)(x), such order or decree remains unstayed and in effect for at least sixty (60) days.
(B)Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
Section 7.02Acceleration.
(A)Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(ix) or Section 7.01(A)(x) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B)Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or Section 7.01(A)(x) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by written notice to the Company, or Holders of at least twenty-five percent (25%) of the aggregate principal amount of Notes then outstanding, by written notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately. For the avoidance of doubt, if such Event of Default is not continuing at the time such written notice is provided (that is, such Event of Default has been cured or waived as of such time), then such written notice will not be effective to cause such amounts to become due and payable immediately. For the avoidance of doubt, if such Event of Default is not continuing at the time such written notice is provided (that is, such Event of Default has been cured or waived as of such time), then such written notice will not be effective to cause such amounts to become due and payable immediately.
(C)Rescission of Acceleration. Notwithstanding anything to the contrary in this Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (ii) all existing Events of Default (except the non-payment of principal of, or interest, if any, on, the Notes that has become due solely because of such acceleration) have been cured or waived. No such rescission will affect any subsequent Default or impair any right consequent thereto.
Section 7.03Sole Remedy for a Failure to Report.
(A)Generally. Notwithstanding anything to the contrary in this Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 will, for each of the first three hundred sixty-five (365) calendar days on which a Reporting Event of Default has occurred and is continuing (which, for the avoidance of doubt, will not commence until the written notice set forth in Section 7.01(A)(vi) has been given, and the related 60-day period set forth in Section 7.01(A)(vi) has passed), consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the three hundred sixty sixth (366th) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, such three hundred sixty sixth (366th) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.05(B)).
(B)Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred eighty (180) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof; provided, however, that in no event will Special Interest payable at the Company’s election pursuant to this Section 7.03 as the sole remedy for any Reporting Event of Default, together with any Additional Interest, accrue on any day on a Note at a combined rate per annum that exceeds one half of one percent (0.50%) regardless of the number of events or circumstances giving rise to the requirements to pay Additional Interest or the accrual of Special Interest. For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note and, subject to the proviso of the immediately preceding sentence, in addition to any Additional Interest that accrues on such Note.
(C)Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.
(D)Notice to Trustee and Paying Agent; Trustee’s Disclaimer. If Special Interest accrues on any Note, then, no later than five (5) Business Days before each date on which such Special Interest is to be paid, the Company will deliver an Officer’s Certificate to the Trustee and the Paying Agent stating (i) that the Company is obligated to pay Special Interest on such Note on such date of payment; and (ii) the amount of such Special Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Special Interest is payable or the amount thereof.
(E)No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.
Section 7.04Other Remedies.
(A)Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of this Indenture (including the Guarantees herein) or the Notes.
(B)Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.
Section 7.05Waiver of Past Defaults.
A Default that is (or, after notice, passage of time or both, would be) an Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder) can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or impair any right arising therefrom. Each such waiver of a Default will have the effect set forth in Section 8.04(D).
Section 7.06Cure of Defaults; Ability to Cure or Waive Before Event of Default Occurs.
For the avoidance of doubt, and without limiting the manner in which any Default can be cured, (A) a Default consisting of a failure to send a notice in accordance with this Indenture will be cured upon the sending of such notice; (B) any failure by the Company to provide any notice (other than a notice referred to in Section 7.01(a)(iii)) shall be subject to Section 7.01(a)(vi) (including the 60-day cure period contained therein); (C) a Default in making any payment on (or delivering any other consideration in respect of) any Note will be cured upon the delivery, in accordance with this Indenture, of such payment (or other consideration) together, if applicable, with Default Interest thereon; and (D) a Default that is (or, after notice, passage of time or both, would be) a Reporting Event of Default will be cured upon the filing of the relevant report(s) giving rise to such Default (it being understood that any report filed with the SEC through the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee at the time such report is so filed via the EDGAR system (or such successor)). In addition, for the avoidance of doubt, if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default will result from such Default. Nothing in the immediately preceding two (2) sentences will constitute a waiver of, or in any way limit, the right of the Trustee or any Holder to institute suit for any damage incurred as a result of any Default, even if such Default is subsequently cured.
Section 7.07Control by Majority.
Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, this Indenture or the Notes, or that, subject to Section 10.01, the Trustee determines may be unduly prejudicial to the rights of other Holders (it being understood that the Trustee has no duty to determine whether any action is prejudicial to any Holder) or may involve the Trustee in liability, unless the Trustee is offered (and, if requested, provided with) security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.
Section 7.08Limitation on Suits.
No Holder may pursue any remedy with respect to this Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Fundamental Change Repurchase Price or Redemption Price for, or any interest on, any Notes; or (y) the Company’s obligations to Convert any Notes pursuant to Article 5), unless:
(A)such Holder has previously delivered to the Trustee notice that an Event of Default is continuing;
(B)Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;
(C)such Holder or Holders offer and, if requested, provide to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such request;
(D)the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and
(E)during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of this Indenture complies with the preceding sentence.
Section 7.09Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.
Notwithstanding anything to the contrary in this Indenture or the Notes (but without limiting Section 8.01), the right of each Holder of a Note to bring suit for the enforcement of any payment or delivery, as applicable, of the principal of, or the Fundamental Change Repurchase Price or Redemption Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon Conversion of, such Note on or after the respective due dates therefor provided in this Indenture and the Notes, will not be impaired or affected without the consent of such Holder.
Section 7.10Collection Suit by Trustee.
The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Fundamental Change Repurchase Price or Redemption Price for, or any interest on, or Conversion Consideration due pursuant to Article 5 upon Conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including compensation provided for in Section 10.06.
Section 7.11Trustee May File Proofs of Claim.
The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 10.06. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien (senior to the rights of Holders) on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in this Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 7.12Priorities.
The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First:    to the Trustee and its agents and attorneys for amounts due under Section 10.06, including payment of all fees and compensation of, and all expenses and liabilities incurred, and all advances made by, the Trustee (in each of its capacities under this Indenture, including as Note Agent) and the costs and expenses of collection;
Second:    to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Fundamental Change Repurchase Price or Redemption Price for, or any interest on, or any Conversion Consideration due upon Conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and
Third:    to the Company or such other Person as a court of competent jurisdiction directs.
The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.12, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.
Section 7.13Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit; and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.13 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.09 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.
Article 8.AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 8.01Without the Consent of Holders.
Notwithstanding anything to the contrary in Section 8.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture (including the Guarantees herein) or the Notes without the consent of any Holder to:
(A)cure any ambiguity or correct any omission, defect or inconsistency in this Indenture (including the Guarantees herein) or the Notes;
(B)add guarantees with respect to the Company’s obligations under this Indenture or the Notes;
(C)secure the Notes or the Guarantees;
(D)add to the Company’s or a Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company or any Guarantor;
(E)provide for the assumption of the Company’s obligations or any Guarantor’s obligations under this Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F)enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;
(G)irrevocably elect or eliminate any Settlement Method or Specified Dollar Amount; provided, however, that no such election or elimination will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note pursuant to Section 5.03(A);
(H)evidence or provide for the acceptance of the appointment, under this Indenture, of a successor Trustee, registrar, paying agent, bid solicitation agent or conversion agent or facilitate the administration of the trusts under this Indenture by more than one trustee;
(I)conform the provisions of this Indenture, the Notes and the Guarantees to the “Description of Notes” section of the Company’s preliminary offering memorandum, dated January 7, 2026, as supplemented by the related pricing term sheet, dated January 7, 2026;
(J)provide for or confirm the issuance of additional Notes pursuant to Section 2.03(B);
(K)increase the Conversion Rate as provided in this Indenture;
(L)comply with any requirement of the SEC in connection with any qualification of this Indenture, or any related supplemental indenture, under the Trust Indenture Act;
(M)comply with the rules of any applicable depositary for the Notes in a manner that does not adversely affect the rights of any Holder; or
(N)make any other change to this Indenture (including the Guarantees herein) or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect.
At the written request of any Holder of a Note or owner of a beneficial interest in a Global Note, the Company will provide a copy of the “Description of Notes” section and pricing term sheet referred to in Section 8.01(I).
Section 8.02With the Consent of Holders.
(A)Generally. Subject to Sections 8.01, 7.05 and 7.09 and the immediately following sentence, the Company, the Guarantors and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Indenture (including the Guarantees herein) or the Notes or waive compliance with any provision of this Indenture (including the Guarantees herein) or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 8.01, without the consent of each affected Holder, no amendment or supplement to this Indenture (including the Guarantees herein) or the Notes, or waiver of any provision of this Indenture (including the Guarantees herein) or the Notes, may:
(i)reduce the principal, or change the stated maturity, of any Note;
(ii)reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii)reduce the rate, or extend the time for the payment, of interest on any Note;
(iv)make any change that adversely affects the Conversion rights of any Note;
(v)impair the rights of any Holder set forth in Section 7.09 (as such section is in effect on the Issue Date);
(vi)change the ranking of the Notes;
(vii)make any Note payable in money, or at a place of payment, other than that stated in this Indenture or the Note;
(viii)make any change in the Guarantees (including the ranking thereof) that would adversely affect the Holders in any material respect (unless otherwise permitted pursuant to this Indenture);
(ix)reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or
(x)make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Indenture or the Notes that requires the consent of each affected Holder.
(B)Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.
Section 8.03Notice of Amendments, Supplements and Waivers.
As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holders if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.
Section 8.04Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.
(A)Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of any Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of a Note to revoke (if not prohibited pursuant to Section 8.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Trustee before the time such amendment, supplement or waiver becomes effective.
(B)Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holders entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 8. If a record date is fixed, then, notwithstanding anything to the contrary in Section 8.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.
(C)Solicitation of Consents. For the avoidance of doubt, each reference in this Indenture or the Notes to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, any Notes.
(D)Effectiveness and Binding Effect. Each amendment or supplement to this Indenture (including the Guarantees herein) or the Notes, or waiver of any Default, Event of Default or compliance with any provision of this Indenture (including the Guarantees herein) or the Notes, will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).
Section 8.05Notations and Exchanges.
If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.02, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.05 will not impair or affect the validity of such amendment, supplement or waiver.
Section 8.06Trustee to Execute Supplemental Indentures.
The Trustee will execute and deliver any amendment or supplemental indenture authorized pursuant to this Article 8; provided, however, that the Trustee need not (but may, in its sole and absolute discretion) execute or deliver any such amendment or supplemental indenture the Trustee concludes that adversely affects the Trustee’s rights, duties, liabilities or immunities. In executing any amendment or supplemental indenture, the Trustee will be entitled to receive, and (subject to Sections 10.01 and 10.02) will be fully protected in relying on, an Officer’s Certificate and an Opinion of Counsel stating that (A) the execution and delivery of such amendment or supplemental indenture is authorized or permitted by this Indenture; and (B) in the case of the Opinion of Counsel, such amendment or supplemental indenture is valid, binding and enforceable against the Company in accordance with its terms. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with any supplemental indenture substantially in the form as set forth in Exhibit C hereto to add subsequent Guarantor, in each case, upon delivery of an Officer’s Certificate complying with the provisions of this Section 8.06, Section 12.02 and Section 12.03 hereof.
Article 9.SATISFACTION AND DISCHARGE
Section 9.01Termination of Company’s Obligations.
This Indenture will be discharged, and will cease to be of further effect as to all Notes issued under this Indenture, when:
(A)all Notes then outstanding (other than Notes replaced pursuant to Section 2.13) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon

Conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;
(B)the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be Converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.13);
(C)the Company has paid all other amounts payable by it under this Indenture; and
(D)the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of this Indenture have been satisfied;
provided, however, that Article 10 and Section 11.01 will survive such discharge and, until no Notes remain outstanding, Section 2.15 and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.
At the Company’s request, the Trustee will acknowledge the satisfaction and discharge of this Indenture.
Section 9.02Repayment to Company.
Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.
Section 9.03Reinstatement.
If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.
Article 10.TRUSTEE
Section 10.01Duties of the Trustee.
(A)If an Event of Default has occurred and is continuing, and a Responsible Officer of the Trustee has written notice or actual knowledge of the same, then, without limiting the generality of Section 10.02(F), the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(B)Except during the continuance of an Event of Default:
(i)the duties of the Trustee will be determined solely by the express provisions of this Indenture, and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith or willful misconduct on its part, the Trustee may, without investigation, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions that are provided to the Trustee and conform to the requirements of this Indenture; provided, however, that the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
(C)The Trustee may not be relieved from liabilities for its negligence or willful misconduct, except that:
(i)this paragraph will not limit the effect of Section 10.01(B);
(ii)the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.07.
(D)No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.
(E)The Trustee will not be liable for interest on any money received by it, except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds, except to the extent required by law.
(F)The Trustee will not be liable in its individual capacity for the obligations evidenced by the Notes.
(G)Each provision of this Indenture that in any way relates to the Trustee (including any provision that affects the liability of, or affords protection to, the Trustee) is subject to this Section 10.01, regardless of whether such provision so expressly provides.
Section 10.02Rights of the Trustee.
(A)The Trustee may conclusively rely on any document that it believes to be genuine and signed or presented by the proper Person, and the Trustee need not investigate any fact or matter stated in such document.
(B)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel; and the advice of such counsel, or any Opinion of Counsel, will constitute full and complete authorization of the Trustee to take or omit to take any action in good faith in reliance thereon without liability.
(C)The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any such agent appointed with due care.
(D)The Trustee will not be liable for any action it takes or omits to take in good faith and that it believes to be authorized or within the rights or powers vested in it by this Indenture.
(E)Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.
(F)The Trustee need not exercise any rights or powers vested in it by this Indenture at the request or direction of any Holder unless such Holder has offered (and, if requested, provided) the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense that it may incur in complying with such request or direction.
(G)The Trustee will not be responsible or liable for any punitive, special, indirect or consequential loss or damage (including lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(H)The permissive rights of the Trustee set forth in this Indenture will not be construed as duties imposed on the Trustee.
(I)The Trustee will not be required to give any bond or surety in respect of the execution or performance of this Indenture or otherwise.
(J)Unless a Responsible Officer of the Trustee has received notice from the Company that Additional Interest or Special Interest is owing or accruing, on the Notes, the Trustee may assume that no Additional Interest or Special Interest, as applicable, is payable or accruing.
(K)The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and will be enforceable by, the Trustee in each of its capacities under this Indenture, including as Note Agent.
(L)The Trustee will not be charged with knowledge of any document or agreement other than this Indenture and the Notes.
(M)Neither the Trustee nor any Note Agent will have any responsibility or liability to any person for any action taken or not taken by, or any records or any other aspect of the operations of, the Depositary (including the delivery of notices, or the making of payments, through the facilities of the Depositary) and may conclusively rely, without investigation, on any information provided by the Depositary.
Section 10.03Individual Rights of the Trustee.
The Trustee, in its individual or any other capacity, may become the owner or pledgee of any Note and may otherwise deal with the Company or any of its Affiliates with the same rights that it would have if it were not Trustee; provided, however, that if the Trustee acquires a “conflicting interest” (within the meaning of Section 310(b) of the Trust Indenture Act), then it must eliminate such conflict within ninety (90) days or resign as Trustee. Each Note Agent will have the same rights and duties as the Trustee under this Section 10.03.

Section 10.04Trustee’s Disclaimer.
The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Indenture or the Notes; (B) accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture; (C) responsible for the use or application of any money received by any Paying Agent other than the Trustee; and (D) responsible for any statement or recital in this Indenture, the Notes or any other document relating to the sale of the Notes or this Indenture, other than the Trustee’s certificate of authentication.
Section 10.05Notice of Defaults.
If a Default or Event of Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee, then the Trustee will send Holders a notice of such Default within ninety (90) days after it occurs or, if it is not actually known to a Responsible Officer of the Trustee at such time, promptly (and in any event within ten (10) Business Days) after it becomes actually known to a Responsible Officer of the Trustee; provided, however, that, except in the case of a Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of the Holders. For the avoidance of doubt, the Trustee will not be required to deliver such notice at any time after such Default is cured or waived. The Trustee will not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless (A) written notice thereof has been received by a Responsible Officer; and (B) such notice references the Notes and this Indenture and states on its face that a Default or Event of Default, as applicable, has occurred.
Section 10.06Compensation and Indemnity.
(A)The Company will, from time to time, pay the Trustee compensation for its acceptance of this Indenture and services under this Indenture as separately agreed to by the Company and the Trustee. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. In addition to the compensation for the Trustee’s services, the Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(B)The Company and the Guarantors, jointly and severally, will indemnify the Trustee (in each of its capacities under this Indenture) and its directors, officers, employees and agents, in their capacities as such, against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 10.06) and defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties under this Indenture, except to the extent any such loss, liability or expense is attributable (as determined by a final decision of a court of competent jurisdiction) to its gross negligence or willful misconduct. The Trustee will promptly notify the Company of any claim for which it may seek indemnity, but the Trustee’s failure to so notify the Company will not relieve the Company of its obligations under this Section 10.06(B), except to the extent the Company is materially prejudiced by such failure. The Company will defend such claim, and the Trustee will cooperate in such defense. If the Trustee is advised by counsel that it may have defenses available to it that are in conflict with the defenses available to the Company, or that there is an actual or potential conflict of interest, then the Trustee may retain separate counsel, and the Company will pay the reasonable fees and expenses of such counsel (including the reasonable fees and expenses of counsel to the Trustee incurred in evaluating whether such a conflict exists). The Company need not pay for any settlement of any such claim made without its consent, which consent will not be unreasonably withheld.
(C)The obligations of the Company under this Section 10.06 will survive the resignation or removal of the Trustee and the discharge of this Indenture.
(D)To secure the Company’s payment obligations in this Section 10.06, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, or interest on, particular Notes, which lien will survive the discharge of this Indenture.
(E)If the Trustee incurs expenses or renders services after an Event of Default pursuant to clause (ix) or (x) of Section 7.01(A) occurs, then such expenses and the compensation for such services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 10.07Replacement of the Trustee.
(A)Notwithstanding anything to the contrary in this Section 10.07, a resignation or removal of the Trustee, and the appointment of a successor Trustee, will become effective only upon such successor Trustee’s acceptance of appointment as provided in this Section 10.07.
(B)The Trustee may resign at any time and be discharged from the trust created by this Indenture by so notifying the Company. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
(i)the Trustee fails to comply with Section 10.09;
(ii)the Trustee is adjudged to be bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(iii)a custodian or public officer takes charge of the Trustee or its property; or
(iv)the Trustee becomes incapable of acting.
(C)If the Trustee resigns or is removed, or if a vacancy exists in the office of the Trustee for any reason, then (i) the Company will promptly appoint a successor Trustee; and (ii) at any time within one (1) year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the Notes then outstanding may appoint a successor Trustee to replace such successor Trustee appointed by the Company.
(D)If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, then the retiring Trustee, the Company or the Holders of at least ten percent (10%) in aggregate principal amount of the Notes then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(E)If the Trustee, after written request by a Holder of at least six (6) months, fails to comply with Section 10.09, then such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(F)A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company, upon which notice the resignation or removal of the retiring Trustee will become effective and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send notice of its succession to Holders. The retiring Trustee will, upon payment of all amounts due to it under this Indenture, promptly transfer all property held by it as Trustee to the successor Trustee, which property will, for the avoidance of doubt, be subject to the lien provided for in Section 10.06(D).
Section 10.08Successor Trustee by Merger, Etc.
Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee is a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, will (without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture) be the successor of the Trustee under this Indenture, provided that such entity is otherwise qualified and eligible to act as such under this Article 10.
Section 10.09Eligibility; Disqualification.
There will at all times be a Trustee under this Indenture that is a corporation organized and doing business under the laws of the United States of America or of any state thereof, that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
Article 11.GUARANTEES
Section 11.01Guarantees.
(A)Subject to this Article 11, each Guarantor, as primary obligors and not merely as sureties, hereby jointly and severally, unconditionally and irrevocably guarantees, on a senior unsecured basis, the Notes and obligations of the Company hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee, and to the Trustee for itself and on behalf of such Holder, that: (1) the principal of (and premium, if any), the Redemption Price, the Fundamental Change Repurchase Price and interest on the Notes will be paid in full when due, whether at maturity, by acceleration, upon Redemption, upon repurchase in connection with a Fundamental Change or otherwise (including the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder, including, without limitation, the obligation of the Company to pay cash consideration and, as applicable, deliver shares of Common Stock, in each case, due upon Conversion of the Notes, will be paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration, upon Redemption, upon repurchase in connection with a Fundamental Change or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitation set forth in Section 11.04 hereof.
(B)Each Guarantor hereby agrees (to the extent permitted by applicable law) that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
(C)Each Guarantor hereby waives (to the extent permitted by law) the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note, this Indenture and such Guarantee. Each Guarantor acknowledges that the Guarantee is a guarantee of payment, performance and compliance when due and not of collection. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal (or premium, if any), the Redemption Price, the Fundamental Change Repurchase Price or interest on such Note, whether at maturity, by acceleration, purchase, upon Redemption, upon repurchase in connection with a Fundamental Change or otherwise, or in respect of the Company’s obligation to Convert such Note, upon the exercise of the Conversion right in respect thereto, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, including, without limitation, the Conversion right in respect thereto, such Guarantor shall pay or deliver, as the case may be, to the Trustee for the account of the Holder, upon demand therefor, the amount (including any consideration due upon Conversion) that would otherwise have been due and payable and/or deliverable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
(D)If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee on the other hand, (1) subject to this Article 11, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 7 hereof for the purposes of the Guarantee of such Guarantor notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any acceleration of such obligation as provided in Article 7 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee of such Guarantor.
(E)Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 11.02Severability.
(A)In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby to the extent permitted by applicable law.
Section 11.03Subsequent Guarantors.
If, following the Issue Date, any Subsidiary of the Company that is not a Guarantor of the Notes becomes an issuer, borrower, obligor or guarantor of or under the Revolving Credit Facility or, to the extent the Merger has been consummated, any of the Anywhere Notes, then the Company shall cause such Subsidiary to, within 30 days of such Subsidiary becoming an issuer, borrower, obligor or guarantor of or under the Revolving Credit Facility and/or Anywhere Notes, as applicable, execute and deliver to the Trustee an amendment or supplement to this Indenture in accordance with Section 8.01, the form of which is attached as Exhibit C hereto, pursuant to which such Subsidiary shall guarantee all of the obligations under the Notes, whether for principal (including the Redemption Price and the Fundamental Change Repurchase Price), premium, if any, interest (including interest accruing after the filing of, or which would have accrued but for the filing of, a petition by or against the Company under any Bankruptcy Law, whether or not such interest is allowed as a claim after such filing in any proceeding under such law), consideration due upon Conversion and other amounts due in connection therewith (including any fees, expenses and indemnities), on an unsecured senior basis. Upon the execution of any such amendment or supplement, the obligations of the Guarantors and any such Subsidiary under their respective Guarantees shall become joint and several and each reference to the “Guarantor” in this Indenture shall, subject to Section 11.08, be deemed to refer to all Guarantors, including such Subsidiary. Such Guarantee shall be released in accordance with Section 6.05 and Section 11.08.
Notwithstanding anything to the contrary herein, none of the issuers, borrowers, obligors or guarantors of any of the Anywhere Notes as of the consummation of the Merger shall be required to become a Guarantor or obligor of the Notes prior to thirty (30) days after any such entity becomes an issuer, borrower, obligor or guarantor under the Revolving Credit Facility.
Section 11.04Limitation of Guarantors’ Liability.
Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by each such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, the Uniform Voidable Transactions Act or any similar federal or state law or the provisions of its local law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Holders and each such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to this Section 11.04, result in the obligations of such Guarantor under its Guarantee constituting such fraudulent transfer or conveyance.

Section 11.05Contribution.
In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under a Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company’s obligations with respect to the Notes or any other Guarantor’s obligations with respect to the Guarantee of such Guarantor. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of (1) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date and (2) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.
Section 11.06Subrogation.
Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 11.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.
Section 11.07Reinstatement.
Each Guarantor hereby agrees (and each Person who becomes a Guarantor shall agree) that the Guarantee provided for in Section 11.01 shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any obligations or interest thereon is rescinded or must otherwise be restored by a Holder to the Company upon the bankruptcy or insolvency of the Company or any Guarantor.
Section 11.08Release of a Guarantor; Termination with Respect to a Note Upon Conversion.
(A) Any Guarantee by a Guarantor of the Notes shall be automatically and unconditionally released and discharged, and be of no future force and effect, upon:
(i)the release or discharge of such Guarantor from all of its obligations as an issuer, borrower, obligor or guarantor with respect to the Revolving Credit Facility and all of the Anywhere Notes;
(ii)the merger or consolidation of any Guarantor with and into the Company or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all of its assets to the Company or another Guarantor; or
(iii)the satisfaction and discharge of this Indenture as provided under Article 9.
(B)Upon request from the Company, the Trustee shall execute an instrument acknowledging the release of such Guarantor subject to delivery of an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such release and discharge have been complied with. For the avoidance of doubt, no such acknowledgement shall be required to effect the release pursuant to Section 11.08(A) (which release shall be automatic as set forth in such Section 11.08(A)).

(C)The Guarantees are not Convertible or exchangeable and will automatically terminate with respect to a given Note when such Note is Converted for cash, shares of Common Stock or a combination thereof as described in Article 5.
Section 11.09Benefits Acknowledged.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and from its guarantee and waivers pursuant to its Guarantees under this Article 11.
Article 12.MISCELLANEOUS
Section 12.01Notices.
Any notice or communication by the Company or any Guarantor, on one hand, or the Trustee, on the other, to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:
If to the Company or any Guarantor:
Compass, Inc.
110 Fifth Avenue, 4th Floor,
New York, New York 10011
Attention: Chief Financial Officer
With a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: Ross M. Leff, P.C.; Alborz Tolou
Email: ross.leff@kirkland.com; alborz.tolou@kirkland.com
If to the Trustee:
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: Compass Inc. Notes Administrator
Notwithstanding anything to the contrary in the preceding paragraph, notices to the Trustee (other than a notice pursuant to Section 2.12) or any Note Agent must be in writing and will be deemed to have been given upon actual receipt by the Trustee or such Note Agent, as applicable.

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.
The Trustee will not have any duty to confirm that the person sending any notice, instruction or other communication by electronic transmission (including by e-mail, facsimile transmission, web portal or other electronic methods) is, in fact, a person authorized to do so. Electronic signatures believed by the Trustee to comply with the ESIGN Act of 2000 or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Orbit, Adobe Sign or any other digital signature provider acceptable to the Trustee) will be deemed original signatures for all purposes. Any person that uses electronic signatures or electronic methods to send communications to the Trustee assumes all risks arising out of such use, including the risk of the Trustee acting on an unauthorized communication and the risk of interception or misuse by third parties. Notwithstanding anything to the contrary in this paragraph, the Trustee may, in any instance and in its sole discretion, require that an original document bearing a manual signature be delivered to the Trustee in lieu of, or in addition to, any such electronic communication.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt is acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
All notices or communications required to be made to a Holder pursuant to this Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.
If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.
If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.
Notwithstanding anything to the contrary in this Indenture (including the Guarantees herein) or the Notes, (A) whenever any provision of this Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities (and, for purposes of the interpretation of this Indenture, such notice will be deemed to have been duly sent at the time otherwise required by this Indenture); and (B) whenever any provision of this Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.
Section 12.02Delivery of Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.
Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture (other than the initial authentication of Notes under this Indenture), the Company or such Guarantor, as the case may be, will furnish to the Trustee:
(A)an Officer’s Certificate that complies with Section 11.03 and states that, in the opinion of the signatory thereto, all conditions precedent and covenants, if any, provided for in this Indenture relating to such action have been satisfied; and
(B)an Opinion of Counsel that complies with Section 11.03 and states that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.
Section 12.03Statements Required in Officer’s Certificate and Opinion of Counsel.
Each Officer’s Certificate (other than an Officer’s Certificate pursuant to Section 3.05) or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture will include:
(A)a statement that the signatory thereto has read such covenant or condition;
(B)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;
(C)a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(D)a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied;
provided that no Opinion of Counsel will be required to be delivered in connection with (i) the mandatory exchange of the “restricted” CUSIP of any Note bearing the Restricted Note Legend to an “unrestricted” CUSIP pursuant to the Depositary Procedures upon the Notes becoming freely tradable; or (ii) a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
Section 12.04Rules by the Trustee, the Registrar, the Paying Agent and the Conversion Agent.
The Trustee may make reasonable rules for action by or at a meeting of Holders. Each of the Registrar, the Paying Agent and the Conversion Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.05No Personal Liability of Directors, Officers, Employees and Stockholders.
No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under this Indenture or the Notes for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder will be deemed to waive and release all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.
Section 12.06Governing Law; Waiver of Jury Trial.
THIS INDENTURE, THE NOTES AND THE GUARANTEES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE (INCLUDING THE GUARANTEES HEREIN) OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY, EACH GUARANTOR AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE (INCLUDING THE GUARANTEES HEREIN) OR THE NOTES.
Section 12.07Submission to Jurisdiction.
Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated by this Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 11.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, each Guarantor, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.
Section 12.08No Adverse Interpretation of Other Agreements.
Neither this Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret this Indenture or the Notes.
Section 12.09Successors.
All agreements of the Company and each Guarantor in this Indenture and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors.
Section 12.10Force Majeure.
The Trustee and each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Indenture or the Notes by reason of any occurrence beyond its control (including any act or provision of any present or future law or regulation or governmental authority, act of God or war, civil unrest, local or national disturbance or disaster, act of terrorism, any epidemic or pandemic, or unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 12.11U.S.A. PATRIOT Act.
The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.
Section 12.12Calculations.
Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under this Indenture or the Notes, including determinations of the Last Reported Sale Price, the Daily Conversion Value, the Daily Cash Amount, the Daily Share Amount, the Daily VWAP, the Trading Price, accrued interest on the Notes, any Additional Interest, any Special Interest, the Redemption Price, the Fundamental Change Repurchase Price and the Conversion Rate.
The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent (if other than the Trustee), and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Trustee will promptly forward a copy of each such schedule to a Holder upon its written request therefor. For the avoidance of doubt, the Trustee will not be obligated to make or confirm any calculations or other amounts called for under this Indenture or the Notes.
Section 12.13Severability.
If any provision of this Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Indenture or the Notes will not in any way be affected or impaired thereby.
Section 12.14Counterparts.
The parties may sign any number of copies of this Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.
Section 12.15Table of Contents, Headings, Etc.
The table of contents and the headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions of this Indenture.
Section 12.16Withholding Taxes.
Each Holder of a Note agrees, and each beneficial owner of an interest in a Global Note, by its acquisition of such interest, is deemed to agree, that if the Company or other applicable withholding agent (including the Trustee) pays withholding taxes or backup withholding on behalf of such Holder or beneficial owner as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, then the Company or such withholding agent, as applicable, may, at its option, set off such payments against payments of cash or the delivery of other Conversion Consideration on such Note, any payments on the Class A Common Stock or sales proceeds received by, or other funds or assets of, such Holder or the beneficial owner of such Note.
[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
COMPASS, INC.
By:     /s/ Scott R. Wahler ________
Name: Scott R. Wahler
Title: Chief Financial Officer

[Signature Page to Indenture]

COMPASS BROKERAGE, LLC
AT WORLD PROPERTIES, LLC
WASHINGTON FINE PROPERTIES, LLC
LATTER & BLUM HOLDING, L.L.C.
PARKS VILLAGE NASHVILLE, LLC
COMPASS CONNECTICUT, LLC
COMPASS CALIFORNIA III, INC.
COMPASS GREATER NY, LLC
COMPASS GEORGIA, LLC
COMPASS PENNSYLVANIA, LLC
COMPASS DMV, LLC
COMPASS NEW JERSEY, LLC
COMPASS MID-AMERICA, LLC
COMPASS CAROLINAS, LLC
COMPASS TENNESSEE, LLC
COMPASS CALIFORNIA, INC.
COMPASS CALIFORNIA II, INC.
COMPASS RE NY, LLC
COMPASS RE TEXAS, LLC
COMPASS WASHINGTON, LLC
COMPASS COLORADO, LLC
COMPASS MANAGEMENT HOLDINGS, LLC
COMPASS MASSACHUSETTS, LLC
COMPASS ILLINOIS, INC.
COMPASS FLORIDA, LLC
CHRISTIE'S INTERNATIONAL REAL ESTATE, LLC
COMPASS MOUNTAIN WEST, LLC
COMPASS NEVADA, LLC
COMPASS NEW ENGLAND, LLC
COMPASS HAMPTONS, LLC
COMPASS MINNESOTA, LLC
COMPASS INDIANA, LLC
COMPASS RE WISCONSIN, LLC
COMPASS HAWAII, LLC
ANSLEY ATLANTA REAL ESTATE, LLC
JACKSON HOLE REAL ESTATE ASSOCIATES LLC
AT WORLD PROPERTIES NEW HOLDINGS, INC.
AT WORLD PROPERTIES HOLDINGS, LLC
AT WORLD PROPERTIES MIDCO, LLC,
each as a Guarantor

By:     /s/ Scott R. Wahler ______
Name: Scott R. Wahlers
Title: President and Treasurer
[Signature Page to Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:    /s/ Karleen Bratland_________
Name: Karleen Bratland
Title: Assistant Vice President

[Signature Page to Indenture]

EXHIBIT A
FORM OF NOTE
[Insert Global Note Legend, if applicable]
[Insert Restricted Note Legend, if applicable]
[Insert Non-Affiliate Legend]
COMPASS, INC.
0.25% Convertible Senior Note due 2031
CUSIP No.:    [          ] [Insert for a “restricted” CUSIP number: *]Certificate No. []
ISIN No.:    [          ] [Insert for a “restricted” ISIN number: *]
Compass, Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [          ] dollars ($[          ]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]† on April 15, 2031 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.
Interest Payment Dates:     April 15 and October 15 of each year, commencing on [date].
Regular Record Dates:     April 1 and October 1.
Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

This Note will be deemed to be identified by CUSIP No. [          ] and ISIN [           ] from and after such time when the Company delivers, pursuant to Section 2.12 of the within-mentioned Indenture, written notice to the Trustee of the deemed removal of the Restricted Note Legend affixed to this Note and if this Note is a Global Note, complies with the procedures of the Depositary.

† Insert for Global Notes only.

IN WITNESS WHEREOF, Compass, Inc. has caused this instrument to be duly executed as of the date set forth below.

Compass, Inc
Date:	By: Name: Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
Wilmington Trust, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date:	By: Authorized Signatory

COMPASS, INC.
0.25% Convertible Senior Note due 2031
This Note is one of a duly authorized issue of notes of Compass, Inc., a Delaware corporation (the “Company”), designated as its 0.25% Convertible Senior Notes due 2031 (the “Notes”), all issued or to be issued pursuant to an indenture, dated as of January 9, 2026 (as the same may be amended from time to time, the “Indenture”), by and among the Company, the Guarantors and Wilmington Trust, National Association, as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.
The Indenture sets forth the rights and obligations of the Company, the Guarantors, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.
1.Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.05 of the Indenture. Stated Interest on this Note will begin to accrue from, and including, [date].
2.Maturity. This Note will mature on April 15, 2031, unless earlier repurchased, redeemed or Converted.
3.Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.04 of the Indenture.
4.Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.
5.Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.
6.Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change (other than an Exempted Fundamental Change) occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Indenture.
7.Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Indenture.
8.Conversion. The Holder of this Note may Convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Indenture.
9.When the Company or a Guarantor May Merge, Etc. Article 6 of the Indenture places limited restrictions on the Company’s ability to be a party to an Issuer Business Combination Event and on each Guarantor’s ability to be a party to a Guarantor Business Combination Event.

10.Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Indenture.
11.Guarantees. The Notes shall be guaranteed, fully, jointly and severally, by each of the Guarantors pursuant to the terms and conditions set forth in the Indenture.
12.Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Section 7.05 and Article 8 of the Indenture.
13.No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Indenture (including the Guarantees therein) or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.
14.Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.
15.Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).
16.Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:
Compass, Inc.
110 Fifth Avenue, 4th Floor
New York, New York 10011
Attention: Chief Financial Officer

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE†
INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[         ]
The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

Insert for Global Notes only.

CONVERSION NOTICE
COMPASS, INC.
0.25% Convertible Senior Notes due 2031
Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to Convert (check one):
    the entire principal amount of
    $__________‡ aggregate principal amount of
the Note identified by CUSIP No. ____ and Certificate No. ____.
The undersigned acknowledges that if the Conversion Date of a Note to be Converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for Conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.
Date:
                (Legal Name of Holder)
            By:
                Name:
                Title:
            Signature Guaranteed:

            Participant in a Recognized Signature
            Guarantee Medallion Program
            By:
                Authorized Signatory

Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE
COMPASS, INC.
0.25% Convertible Senior Notes due 2031
Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):
    the entire principal amount of
    $__________§ aggregate principal amount of
the Note identified by CUSIP No. ____ and Certificate No. ____.
The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.
Date:
                (Legal Name of Holder)
            By:
                Name:
                Title:
            Signature Guaranteed:

            Participant in a Recognized Signature
            Guarantee Medallion Program
            By:
                Authorized Signatory

Must be an Authorized Denomination.

ASSIGNMENT FORM
COMPASS, INC.
0.25% Convertible Senior Notes due 2031
Subject to the terms of the Indenture, the undersigned Holder of the Note identified below assigns (check one):
    the entire principal amount of
    $__________** aggregate principal amount of
the Note identified by CUSIP No. ____ and Certificate No. ____, and all rights thereunder, to:
    Name:
    Address:
    Social security or tax id. #:
    And irrevocably appoints:
as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.
Date:
                (Legal Name of Holder)
            By:
                Name:
                Title:
            Signature Guaranteed:

            Participant in a Recognized Signature
            Guarantee Medallion Program
            By:
                Authorized Signatory

Must be an Authorized Denomination.

TRANSFEROR ACKNOWLEDGMENT
If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):
    Such Transfer is being made to the Company or a Subsidiary of the Company.
    Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.
    Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a Person reasonably believed to be a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.
    Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).
Date:
                (Legal Name of Holder)
            By:
                Name:
                Title:
            Signature Guaranteed:

            Participant in a Recognized Signature
            Guarantee Medallion Program
            By:
                Authorized Signatory

TRANSFEREE ACKNOWLEDGMENT
The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note, on the exemption from the registration and prospectus-delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.
Date:
                (Name of Transferee)
            By:
                Name:
                Title:

EXHIBIT B-1
FORM OF RESTRICTED NOTE LEGEND
THE OFFER AND SALE OF THIS NOTE AND THE SHARES OF COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1)REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND
(2)AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:
(A)TO THE COMPANY OR ANY SUBSIDIARY THEREOF;
(B)PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;
(C)TO A PERSON REASONABLY BELIEVED TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;
(D)PURSUANT TO RULE 144 UNDER THE SECURITIES ACT; OR
(E)PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY, THE TRUSTEE AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.6

This paragraph and the immediately preceding paragraph will be deemed to be removed from the face of this Note at such time when the Company delivers written notice to the Trustee of such deemed removal pursuant to Section 2.12 of the within-mentioned Indenture and if this Note is a Global Note, complies with the procedures of the Depositary.
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EXHIBIT B-2
FORM OF GLOBAL NOTE LEGEND
THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE 2 OF THE INDENTURE HEREINAFTER REFERRED TO.

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EXHIBIT B-3
FORM OF NON-AFFILIATE LEGEND
NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED) OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN.
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 EXHIBIT C

FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

[_____] Supplemental Indenture, dated as of [_____], 20[__] (this “Supplemental Indenture”), among [_____] (the “Additional Guarantor”), a subsidiary of Compass, Inc., a Delaware corporation (or its permitted successor) (the “Company”), the Company and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the other Guarantors (as defined in the Indenture referred to herein) have heretofore executed and delivered to the Trustee an indenture, dated as of January 9, 2026 (the “Indenture”), providing for the issuance of 0.25% Convertible Senior Notes due 2031 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Additional Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 8.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. The Additional Guarantor hereby becomes a party to the Indenture as a Guarantor and as such shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The Additional Guarantor hereby agrees, on a joint and several basis with all the existing Guarantors, to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof.

3. Ratification of Indenture – Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental
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Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Additional Guarantor, as such, shall have any liability for any obligations of the Company or any Additional Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

7. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the other parties hereto shall be deemed to be their original signatures for all purposes.

8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Additional Guarantor and the Company.

[Signature Page Follows]
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: [_____], 20[_]

[ADDITIONAL GUARANTOR]

By:
Name:
Title:

COMPASS, INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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